Exhibit 2.1

MASTER TRANSACTION AGREEMENT

BY AND AMONG

MGM NATIONAL HARBOR, LLC,

MGP LESSOR, LLC,

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP,

MGM GROWTH PROPERTIES LLC,

MGM RESORTS INTERNATIONAL

AND

MGM LESSEE, LLC

DATED AS OF SEPTEMBER 5, 2017

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ii

MASTER TRANSACTION AGREEMENT

This Master Transaction Agreement (this “Agreement”), by and among MGM National Harbor, LLC, a Nevada limited liability company (the “Ground Lessee”), MGP Lessor, LLC, a Delaware limited liability company (the “Landlord”), MGM Growth Properties Operating Partnership LP, a Delaware limited partnership (the “OP”), MGM Growth Properties LLC, a Delaware limited liability company (“MGP”), MGM Resorts International, a Delaware corporation (“MGM”) and MGM Lessee, LLC, a Delaware limited liability company (the “Tenant”), is dated as of September 5, 2017. The OP, Ground Lessee, Landlord, MGP, MGM and Tenant are each referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, as of the date hereof, the Ground Lessee leases the National Harbor Property pursuant to that certain Hotel and Casino Ground Lease between National Harbor Beltway L.C., a Virginia limited liability company, as landlord, and Ground Lessee, as tenant, dated as of April 26, 2013, as amended by that certain First Amendment to Hotel and Casino Ground Lease dated as of July 23, 2014, that certain Second Amendment to Hotel and Casino Ground Lease dated as of November 24, 2015 and that certain Third Amendment to Hotel and Casino Ground Lease dated as of August 21, 2017, as assigned to National Harbor Grand LLC, as landlord, pursuant to that certain Assignment and Assumption of Ground Lease, dated December 19, 2014 (collectively, and as may be further amended and assigned from time to time, “Ground Lease”);

WHEREAS, as of the date hereof, the Ground Lessee operates the MGM National Harbor Resort & Casino on the National Harbor Property;

WHEREAS, as of the date hereof, the Landlord and the Tenant are parties to that certain Master Lease, dated as of April 25, 2016, as amended by that certain First Amendment to Master Lease dated August 1, 2016 (as the same may be amended, supplemented or otherwise modified from time to time, the “Master Lease”);

WHEREAS, the Parties desire that, subject to the terms and conditions set forth herein, on the Closing Date, the Ground Lessee and the Landlord will enter into that certain Assignment and Assumption of Ground Lease, substantially in the form attached hereto as Exhibit A (the “Ground Lease Assignment”), pursuant to which, among other things, the Ground Lessee will assign, transfer and convey to the Landlord, and the Landlord will accept from Ground Lessee, all of the Ground Lessee’s right, title and interest in and to the Ground Lease, including all of the Ground Lessee’s right, title and interest in and to the National Harbor Property, pursuant to the Ground Lease;

WHEREAS, the Parties desire that, subject to the terms and conditions set forth herein, on the Closing Date, (a) the Ground Lessee will, transfer, assign, convey and deliver to the Landlord the Contributed Assets and the Contributed Liabilities, (b) the Landlord will (i) acquire and accept from the Ground Lessee all of the Ground Lessee’s right, title and interest in and to the Contributed Assets and (ii) accept, assume and agree to faithfully perform, discharge when due and fulfill all of the Contributed Liabilities (the “Assumption”), (c) the OP will issue Units to the Ground Lessee (the “Issuance”), and the Ground Lessee will become a Limited Partner of the OP (as defined in the A&R Partnership Agreement) in accordance with the terms of that certain Second Amended and Restated Agreement of Limited Partnership of the OP, dated as of the February 2, 2017 (as may be amended, supplemented or otherwise modified from time to time, the “A&R Partnership Agreement”), and (d) the Landlord will pay to the Ground Lessee an amount in cash equal to the cash portion of the Purchase Price pursuant to Section 2.4;

WHEREAS, in order to induce the OP to issue the Issued Units to the Ground Lessee, the Ground Lessee agrees to the rights and restrictions created by this Agreement and to execute the Ground Lessee Joinder (as defined below);

WHEREAS, the Parties desire that, subject to the terms and conditions set forth herein, on the Closing Date and immediately following the Assignment, the Landlord and the Tenant will enter into that certain Second Amendment to Master Lease, substantially in the form attached hereto as Exhibit B (the “Second Amendment to Master Lease”), pursuant to which, among other things, the Master Lease will be amended to provide for the Landlord’s sublease to the Tenant of all of the Landlord’s right, title and interest in and to the Ground Lease and the National Harbor Property; and

WHEREAS, the Parties desire that, subject to the terms and conditions set forth herein, on the Closing Date, the Tenant and the Ground Lessee will enter into an operating sublease (the “Sublease”), pursuant to which, among other things, the Tenant will sublease to the Ground Lessee all of the Tenant’s right, title and interest in and to the Ground Lease and the National Harbor Property.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I -

DEFINITIONS

Section 1.1    Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“A&R Partnership Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Affiliate” (including, with a correlative meaning, “affiliated”) means, when used with respect to a specified Person, any other Person that directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such specified Person. For the purpose of this definition and the definitions of “MGP Parties” and “MGM Parties,” “control” (including with correlative meanings, “controlled by” and “under common control with”), when used with respect to any specified Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities or other interests, by contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment, undertaking or otherwise. It is expressly agreed that, for purposes of this Agreement and the other Ancillary Documents, no MGP Party shall be deemed to be an Affiliate of any MGM Party, and no MGM Party shall be deemed to be an Affiliate of any MGP Party.

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“Agreement” shall have the meaning set forth in the preamble hereof.

“Ancillary Documents” means each other agreement, document, instrument and/or certificate contemplated by this Agreement or necessary or appropriate to effectuate the purposes of this Agreement to be executed and, if applicable, recorded among the appropriate land records, in connection with the transactions contemplated hereby, including, without limitation, the Ground Lease Assignment, the Second Amendment to Master Lease, the Assumption Agreement and the Sublease.

“Appraisal” shall have the meaning set forth in Section 7.5.

“Assets” means, with respect to any Person, the assets, properties, claims and rights (including goodwill) of such Person, and the right to retain all monies, proceeds and recoveries therefrom, wherever located (including in the possession of vendors or other third Persons or elsewhere), of every kind, character and description, whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of such Person.

“Assignment” shall have the meaning set forth in Section 2.1.

“Assumed Debt” means an aggregate amount of secured indebtedness of $425,000,000, representing the outstanding amount of the term loan A under the Credit Agreement.

“Assumption” shall have the meaning set forth in the recitals of this Agreement.

“Assumption Agreement” means an Assumption Agreement providing for the assumption by the Landlord of the Assumed Debt, in form and substance reasonably satisfactory to MGM and MGP.

“Bankruptcy and Equity Exception” shall mean the extent to which (a) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and (b) availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

“Business Day” means any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in the State of New York are authorized or required by Law or other governmental action to close.

“Chancery Court” shall have the meaning set forth in Section 11.8.

“Closing” shall have the meaning set forth in Section 2.7.

“Closing Date” shall have the meaning set forth in Section 2.7.

“Code” means the Internal Revenue Code of 1986, as amended.

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“Contributed Assets” means the Ground Lessee’s right, title and interest in and to the Ground Lease and the National Harbor Property.

“Contributed Liabilities” means (without duplication) the following, which, for the avoidance of doubt, shall be assumed by the Landlord in connection with the consummation of the Assumption:

(a)    except as otherwise limited by this Agreement or any Ancillary Document, all Liabilities to the extent relating to, arising out of or resulting from the Contributed Assets, arising from and after the Closing, other than property and ad valorem Taxes apportioned to the Ground Lessee pursuant to Section 2.9;

(b)    all property and ad valorem Taxes apportioned to the Landlord pursuant to Section 2.9; and

(c)    the Assumed Debt.

Any Liabilities of the Ground Lessee not expressly referenced in the definition of “Contributed Liabilities” are Retained Liabilities, and all Retained Liabilities shall not be Contributed Liabilities.

“Credit Agreement” means the Credit Agreement, dated January 28, 2016, among MGM National Harbor, LLC, certain lenders party thereto and Bank of America, N.A., as administrative agent.

“Encumbrance” means any objection, lien, pledge, claim, charge, security interest, adverse claim, encumbrance or other right of others or restriction on transfer, or any agreement to give any of the foregoing; provided, that “Encumbrance” shall not include any restrictions on transfer imposed by applicable federal, state and other securities laws or any obligations and restrictions on transfer under the A&R Partnership Agreement .

“Gaming Authority” means the Maryland Lottery and Gaming Control Commission, the Maryland Lottery and Gaming Control Agency and, as applicable, those national, state, local and other governmental, regulatory and administrative authorities, agencies, boards and officials responsible for or regulating gaming or gaming activities in any jurisdiction.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate of incorporation and by-laws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership and the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation.

“Governmental Entity” means any (a) Gaming Authority, (b) federal, state, local, municipal, foreign or other government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, (c) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (d) body exercising or entitled to exercise

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any administrative, executive, judicial, legislative, police, regulatory, or Taxing authority or power of any nature, including any arbitral tribunal.

“Ground Lease Assignment” shall have the meaning set forth in the recitals of this Agreement.

“Ground Lessee” shall have the meaning set forth in the preamble of this Agreement.

“Ground Lessee Joinder” shall have the meaning set forth in Section 2.8(a)(iii)(A).

“Indemnified Party” shall have the meaning set forth in Section 10.3.

“Indemnifying Party” shall have the meaning set forth in Section 10.3.

“Indemnity Payment” shall have the meaning set forth in Section 10.3.

“Insurance Proceeds” means those monies: (a) received by an insured from an insurance carrier; (b) paid by an insurance carrier on behalf of the insured; or (c) received (including by way of set off) from any third party in the nature of Insurance, contribution or indemnification in respect of any Liability; in any such case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses incurred in the collection thereof.

“Issuance” shall have the meaning set forth in the recitals of this Agreement.

“Issued Units” shall have the meaning set forth in Section 2.4.

“Landlord” shall have the meaning set forth in the preamble of this Agreement.

“Liabilities” means any and all debts, losses, damages, adverse claims, guarantees, liabilities, costs, expenses, Taxes, interest and obligations, whether accrued or fixed, absolute or contingent, liquidated or unliquidated, matured or unmatured, reserved or unreserved, direct or indirect, or determined or determinable, including those arising under any law, claim (including any third Person product liability claim), demand, action, whether asserted or unasserted, or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity and those arising under any contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment or undertaking, or any fines, damages or equitable relief that is imposed, whether in contract, tort, strict liability or otherwise, in each case, including all costs and expenses relating thereto.

“Master Lease” shall have the meaning set forth in the recitals of this Agreement.

“MGM” shall have the meaning set forth in the preamble of this Agreement.

“MGM Indemnified Parties” shall have the meaning set forth in Section 10.2.

“MGM Party” means MGM, each Subsidiary of MGM, including the Ground Lessee and Tenant, and each other Person (other than a MGP Party) that is controlled directly or indirectly

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by MGM, in each case immediately after the Closing; provided, however, that no director, officer, employee, agent or other representative of any of the foregoing who is a natural person shall be deemed a MGM Party.

“MGP” shall have the meaning set forth in the preamble of this Agreement.

“MGP Party” means MGP, each Subsidiary of MGP, including the OP and Landlord) and each other Person that is controlled directly or indirectly by MGP; provided, however, that no director, officer, employee, agent or other representative of any of the foregoing who is a natural person shall be deemed a MGP Party.

“MGP Indemnified Parties” shall have the meaning set forth in Section 10.1.

“National Harbor Property” means that portion of the Leased Property (as defined in the Master Lease) consisting of National Harbor (as defined and set forth in the Second Amendment to Master Lease).

“Negative Market Event” shall have the meaning set forth in Section 8.2.

“OP” shall have the meaning set forth in the preamble of this Agreement.

“OP GP” means MGM Growth Properties OP GP LLC, a Delaware limited liability company.

“Order” means any judgment, order, decision, writ, injunction, ruling, award or decree of, or any settlement under the jurisdiction of, any Governmental Entity.

“Parties” and “Party” shall have the meanings set forth in the preamble of this Agreement.

“Permitted Encumbrance” shall have the meaning ascribed to such term in the Master Lease.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, Governmental Entity, trust, joint venture, association or other similar entity, whether or not a legal entity.

“Proration Period” shall have the meaning set forth in Section 2.9.

“Purchase Price” shall have the meaning set forth in Section 2.4.

“Qualifying Income” shall have the meaning set forth in Section 10.5(a).

“Reference Price” shall be an amount equal to $30.70.

“Registration Rights Agreement” shall have the meaning set forth in Section 2.8(a)(i)(C).

“Registration Rights Joinder” shall have the meaning set forth in Section 2.8(a)(i)(C).

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“REIT” shall have the meaning set forth in Section 10.5(a).

“Retained Assets” means all of the Ground Lessee’s right, title and interests in and to all of the Ground Lessee’s business, Assets, properties, contractual rights, goodwill, going concern value, rights and claims, wherever situated and of whatever kind and nature, real or personal, tangible or intangible, whether or not reflected on the books and records of the Ground Lessee (other than the Contributed Assets).

“Retained Liabilities” means (without duplication) the following, which, for the avoidance of doubt, shall not be assumed by the Landlord in connection with the consummation of the Assumption:

(a)    any and all Liabilities of the Ground Lessee (other than the Contributed Liabilities), including, but not limited to, liabilities of the Ground Lessee under the Ground Lease, (i) prior to the Closing, or (ii) resulting from the Ground Lessee’s actions or inactions prior to the Closing; and

(b)    except as otherwise limited by this Agreement or any Ancillary Document, all Liabilities to the extent relating to, arising out of or resulting from the Retained Assets, whether arising before, on or after the Closing.

“Second Amendment to Master Lease” shall have the meaning set forth in the recitals of this Agreement.

“Special Damages” shall have the meaning set forth in Section 10.7.

“Specified REIT Requirements” shall have the meaning set forth in Section 10.5(a).

“Sublease” shall have the meaning set forth in the recitals of this Agreement.

“Subsidiary” or “subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities of such Person, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership; or (b) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body; provided, that for purposes of this Agreement, (x) the OP and its Subsidiaries shall be treated as (A) Subsidiaries of MGP (and not as Subsidiaries of MGM) and (B) MGP Parties (and not as MGM Parties) and (y) MGP and its Subsidiaries shall not be treated as Subsidiaries of MGM and shall not be treated as MGM Parties.

“Tax” means (a) all taxes, Transfer Taxes, charges, fees, duties, levies, imposts, or other similar assessments, imposed by any U.S. federal, state or local or foreign Governmental Entity, including, but not limited to, net income, gross income, gross receipts, excise, real property, personal property, sales, use, service, service use, license, lease, capital stock, transfer, recording, franchise, business organization, occupation, premium, environmental, windfall profits, profits, customs, duties, payroll, wage, withholding, social security, employment, unemployment, insurance, severance, workers compensation, excise, stamp, alternative minimum, estimated,

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value added, ad valorem, escheat, and other taxes, charges, fees, duties, levies, imposts, or other similar assessments, (b) any interest, penalties or additions attributable thereto and (c) all liabilities in respect of any items described in clauses (a) or (b) payable by reason of assumption, transferee or successor liability, operation of Law or U.S. Treasury regulation section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under law).

“Tenant” shall have the meaning set forth in the preamble of this Agreement.

“Third-Party Claim” shall have the meaning set forth in Section 10.4(a).

“Termination Date” shall have the meaning set forth in Section 9.1(b).

“Transaction” means and refers to, both singularly and in the aggregate, the related series of transactions contemplated by this Agreement, and to be consummated by the Parties including, without limitation, the Ground Lease Assignment, the execution and delivery of the Second Amendment to Master Lease, the Assumption, the Issuance, the entry into the Sublease and the execution and delivery of all of the other Ancillary Documents.

“Transfer Taxes” means transfer, sales, use, documentary, filing, recording, value added, stamp and similar taxes, fees and governmental charges payable in connection with the Transaction.

“Units” means limited partnership units of the OP.

ARTICLE II -

THE TRANSACTIONS

Section 2.1    Conveyance of Contributed Assets. Subject to the terms and conditions set forth herein and in the Ancillary Documents, at the Closing, the Ground Lessee shall assign, transfer, convey and deliver to the Landlord all of the Ground Lessee’s right, title and interest in and to the Contributed Assets, free and clear of all Encumbrances other than Permitted Encumbrances and any Encumbrances specifically described herein and in the applicable Ancillary Documents, and the Landlord shall acquire, and accept the assignment, transfer, conveyance and delivery of, the Contributed Assets (the “Assignment”).

Section 2.2    Assumption of Contributed Liabilities. Subject to the terms and conditions set forth herein and in the Ancillary Documents, at the Closing, the Ground Lessee shall assign, transfer and convey to the Landlord, and the Landlord shall, accept, assume and agree to faithfully perform, discharge when due and fulfill, all Contributed Liabilities, in accordance with their respective terms.

Section 2.3    Issuance of Units.

(a)    Subject to the terms and conditions set forth herein and in the Ancillary Documents, at the Closing, the OP shall issue to the Ground Lessee, free and clear of all Encumbrances, the Issued Units.

(b)    The Ground Lessee agrees to accept the rights and restrictions created by

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this Agreement and the A&R Partnership Agreement with respect to the Issued Units.

(c)    At the Closing, concurrently with the Issuance, the delivery of the Ground Lessee Joinder and the recording of the name of the Ground Lessee on the books and records of the OP, (i) Ground Lessee will be admitted as a Limited Partner of the OP, and the Ground Lessee agrees to be bound by the terms and conditions of the A&R Partnership Agreement; and (ii) the A&R Partnership Agreement shall be amended, in accordance with its terms, to reflect the Issuance and the admission of the Ground Lessee as a Limited Partner of the OP thereunder.

Section 2.4    Consideration for Assignment. The aggregate consideration for the Contributed Assets shall be $1,187,500,000 (the “Purchase Price”). Landlord shall pay the Purchase Price in the following manner (a) Assumption of the Assumed Debt by the Landlord pursuant to the Assumption Agreement, (b) Issuance of $300,000,000 in the aggregate of Units by the OP, which shall be valued at the Reference Price (such Units being issued in connection with the transactions contemplated hereby, the “Issued Units”), and (c) payment of the balance of the Purchase Price in cash.

Section 2.5    Entry into Second Amendment to Master Lease. Subject to the terms and conditions set forth herein, at the Closing and immediately following the Assignment, the Landlord and the Tenant shall enter into the Second Amendment to Master Lease, whereby the Landlord shall lease to the Tenant all of its right, title and interest in and to the National Harbor Property.

Section 2.6    Entry into Sublease. Subject to the terms and conditions set forth herein, at the Closing and immediately following the execution of the Second Amendment to Master Lease, the Tenant and the Ground Lessee shall enter into the Sublease, whereby Tenant shall sublease to the Ground Lessee all of its right, title and interest in and to the National Harbor Property.

Section 2.7    Closing. Unless otherwise mutually agreed upon by MGM, on behalf of the MGM Parties, and MGP, on behalf of the MGP Parties, the Parties agree that the consummation of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Greenberg Traurig, LLP located at 2101 L Street, NW, Suite 1000, Washington, D.C. 20037 (or such other location as shall be mutually agreed upon by MGM, on behalf of the MGM Parties, and MGP, on behalf of the MGP Parties), commencing at 11:00 a.m. Eastern time on the date that is three (3) Business Days following the satisfaction (or waiver) of the conditions set forth in Section 8.1 (other than those conditions to be satisfied by the delivery of documents or taking of any other action at the Closing by any Party, but subject to the satisfaction thereof) (the “Closing Date”).

Section 2.8    Deliveries at the Closing.

(a)    On the Closing Date:

(i)    The OP shall:

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(A)    deliver to the other Parties a duly executed certificate from an officer of the OP, dated as of the Closing Date, to the effect that each of the conditions specified in Section 8.1 that is applicable to the OP has been satisfied (or waived);

(B)    deliver to the Ground Lessee (or to MGM, on behalf of the Ground Lessee), a duly executed copy of the A&R Partnership Agreement with an amended Exhibit A (“Partners, Contributions and Partnership Interests”) reflecting (A) the Ground Lessee’s status as a Limited Partner of the OP and (B) the Ground Lessee’s ownership of the Issued Units; and

(C)    deliver to MGP and the Ground Lessee a duly executed counterpart of a joinder, in form and substance reasonably satisfactory to MGM and MGP (a “Registration Rights Joinder”), evidencing the OP’s acceptance and acknowledgement of the Ground Lessee’s agreement to be bound by the terms and conditions of that certain Registration Rights Agreement, by and among MGP, the OP and the investors party thereto, dated as of April 25, 2016 (as the same may be amended, supplemented or otherwise modified from time to time, the “Registration Rights Agreement”).

(ii)    MGP shall:

(A)    deliver to MGM a certified copy of the resolutions adopted by the conflicts committee of the board of directors of MGP evidencing the approvals described in Section 5.1;

(B)    deliver to the other Parties a duly executed certificate from an officer of MGP, dated as of the Closing Date, to the effect that each of the conditions specified in Section 8.1 that is applicable to MGP has been satisfied (or waived);

(C)    cause the OP GP to deliver to the Ground Lessee the consent to the admission of the Ground Lessee as a Limited Partner of the OP; and

(D)    deliver to the OP and the Ground Lessee a duly executed counterpart of the Registration Rights Joinder, evidencing MGP’s acceptance and acknowledgement of Ground Lessee’s agreement to be bound by the terms and conditions of the Registration Rights Agreement.

(iii)    MGM shall:

(A)    cause the Ground Lessee to deliver to the OP a joinder, substantially in the form set forth in the A&R Partnership Agreement and duly executed by the Ground Lessee, evidencing the Ground Lessee’s agreement to be bound by the terms and conditions of the A&R Partnership Agreement as a Limited Partner of the OP (the “Ground Lessee Joinder”);

(B)    deliver to the other Parties a duly executed certificate from an officer of MGM, dated as of the Closing Date, to the effect that each of the conditions specified in Section 8.1 that is applicable to MGM and the Ground Lessee has been satisfied (or waived);

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(C)    cause the Ground Lessee to deliver to the other Parties, as applicable, duly executed counterparts of each of the applicable Ancillary Documents, together with any amounts necessary for the payment of any applicable Transfer Taxes;

(D)    cause the Ground Lessee to deliver to MGP and the OP a duly executed counterpart of the Registration Rights Joinder, evidencing the Ground Lessee’s agreement to be bound by the terms and conditions of the Registration Rights Agreement; and

(E)    cause the Ground Lessee to deliver to the other Parties, as applicable, a duly executed memorandum of sublease with respect to the Sublease, in form and substance reasonably acceptable to the Parties.

(iv)    The Landlord shall:

(A)    deliver to the other Parties a duly executed certificate from an officer of the Landlord, dated as of the Closing Date, to the effect that each of the conditions specified in Section 8.1 that is applicable to the Landlord has been satisfied (or waived);

(B)    deliver to the Tenant a counterpart of the Second Amendment to Master Lease, duly executed by the Landlord;

(C)    deliver to the other Parties, as applicable, a duly executed memorandum of lease and subordination, nondisturbance and attornment agreement with respect to the Master Lease, each in form and substance reasonably acceptable to the Parties; and

(D)    deliver to the other Parties, as applicable, duly executed counterparts of each of the applicable Ancillary Documents together with any amounts necessary for the payment of any applicable Transfer Taxes.

(v)    The Tenant shall:

(A)    deliver to the other Parties a duly executed certificate from an officer of the Tenant, dated as of the Closing Date, to the effect that each of the conditions specified in Section 8.1 that are applicable to the Tenant have been satisfied (or waived);

(B)    deliver to the other Parties, as applicable, a duly executed memorandum of lease and subordination, nondisturbance and attornment agreement with respect to the Master Lease, each in form and substance reasonably acceptable to the Parties;

(C)    deliver to the other Parties, as applicable, a duly executed memorandum of sublease with respect to the Sublease, in form and substance reasonably acceptable to the Parties;

(D)    deliver to the Landlord a counterpart of the Second Amendment to Master Lease, duly executed by the Tenant; and

(E)    deliver evidence (i) that the Credit Agreement has been, or concurrently with the Closing is being, paid in full or defeased and terminated and all liens

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securing obligations under the Credit Agreement have been, or concurrently with the Closing are being, released, or (ii) of consent of the lenders in accordance with the terms of the Credit Agreement to the assumption of the Credit Agreement.

Section 2.9    Proration. Notwithstanding anything to the contrary contained in this Agreement, property and ad valorem Taxes (other than Transfer Taxes) imposed upon or assessed directly against the Contributed Assets (including real estate Taxes, personal property Taxes and similar Taxes) for any Taxable period which includes but does not end on the Closing Date (the “Proration Period”) will be apportioned and prorated between the Ground Lessee and the Landlord as of the Closing Date, with the Ground Lessee bearing the expense of its proportionate share of such Taxes, which shall be equal to the product obtained by multiplying (i) a fraction, the numerator being the number of days in the Proration Period prior to the Closing Date and the denominator being the total number of days in the Proration Period, by (ii) the amount of such Taxes, and the Landlord shall bear the remaining portion of such Taxes; and any refunds of such Taxes for the Taxable period in which the Closing Date occurs shall be apportioned between the Ground Lessee and the Landlord in a like manner. If the Ground Lessee, on the one hand, or the Landlord, on the other hand, receives any such refunds after the Closing Date, such Party must remit the applicable portion of such refunds to the other Party promptly after receipt thereof. Notwithstanding the foregoing, and for the avoidance of doubt, any refunds for Taxes for the Proration Period or otherwise shall be paid over to or retained by the Tenant in accordance with Section 4.1(c) of the Master Lease, and any appeals or contests with respect thereto shall be controlled by Tenant pursuant to Section 12.1 of the Master Lease.

Section 2.10    Transfer Taxes. Any amounts necessary for the payment of any applicable Transfer Taxes, whether arising before, on or after the Closing Date, will be shared equally by Ground Lessee and Landlord.

Section 2.11    Waiver of Certain Requirements. The Landlord hereby waives compliance by the Ground Lessee with the requirements and provisions of any “bulk-sale” or “bulk-transfer” laws of any jurisdiction that may otherwise be applicable with respect to the Contributed Assets.

Section 2.12    Conveyance and Assignment after the Closing.

(a)    To the extent that any of the Contributed Assets are owned or held by Ground Lessee after the Closing, and to the extent that any Retained Assets have been transferred or assigned to, or any Contributed Liability has not been assumed by, the Landlord at the Closing or is owned or held by the Ground Lessee after the Closing, from and after the Closing:

(i)    the OP or MGM, as applicable, shall, and shall cause its applicable Subsidiaries to, promptly assign, transfer, convey and deliver to the other Party or certain of its Subsidiaries designated by such Party, and the OP or MGM, or such Subsidiaries, as applicable, shall accept from MGM or the OP and such applicable Subsidiaries, all of MGM’s or the OP’s or such Subsidiaries’ respective right, title and interest in and to such Contributed Assets; and

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(ii)    MGM or the OP, as applicable, or certain Subsidiaries of MGM or the OP designated by such Party, shall promptly accept, assume and agree to faithfully perform, discharge and fulfill all such Liabilities of MGM or the OP in accordance with their respective terms.

(b)    In furtherance of the assignment, transfer, conveyance and delivery of the Assets and the assumption of Liabilities set forth in this Section 2.12, and without any additional consideration therefor: (i) the applicable Party shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such bills of sale, deeds, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of such Party’s and its Subsidiaries’ right, title and interest in and to the applicable Assets to the other Party and its Subsidiaries, and (ii) the applicable Party shall execute and deliver such assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the applicable Liabilities by such Party.

ARTICLE III -

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

Each Party hereby represents and warrants to the other Parties, as of the date of this Agreement and as of the Closing Date, as follows:

Section 3.1    Organization and Qualification.

(a)    Such Party is a corporation, limited liability company or limited partnership, as applicable, duly organized and validly existing and in good standing under the laws of the state of its incorporation or formation, as applicable, and has all requisite power and authority to carry on its businesses as presently conducted.

(b)    Such Party is duly qualified or licensed to transact business and is in good standing in each jurisdiction in which the property and Assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not prevent or materially delay the consummation of the transactions contemplated hereby.

Section 3.2    Authority. Such Party has the requisite corporate or other organizational power and authority to execute and deliver this Agreement and the Ancillary Documents to which such Party is a party and to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the Ancillary Documents to which such Party is a party and the consummation of the transactions contemplated hereby or thereby have been (and such Ancillary Documents to which such Party is a party will be) duly authorized by all necessary corporate or other organizational action on the part of such Party, and no other proceeding (including by its equityholders) on the part of such Party is necessary to authorize this Agreement and the Ancillary Documents to which such Party is a party or to consummate the transactions contemplated hereby or thereby. This Agreement has been (and the execution and delivery of each of the Ancillary Documents to which such Party is a party will be) duly and

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validly executed and delivered by such Party and constitute a valid, legal and binding agreement of such Party (assuming this Agreement has been and the Ancillary Documents to which such Party is a party will be duly and validly authorized, executed and delivered by the other Parties hereto and thereto), enforceable against such Party in accordance with their terms, subject to the Bankruptcy and Equity Exception.

Section 3.3    Consents and Approvals; No Violations. Except as have already been obtained or that will be obtained prior to the Closing, no material notices to, filings with, or authorizations, consents or approvals of any Person or Governmental Entity are necessary for the execution, delivery or performance by such Party of this Agreement or the Ancillary Documents to which such Party is a party or the consummation by such Party of the transactions contemplated hereby or thereby, except for those the failure of which to obtain or make would not prevent or materially delay the Closing. Neither the execution, delivery and performance by such Party of this Agreement or the Ancillary Documents to which such Party is a party nor the consummation by such Party of the transactions contemplated hereby or thereby will (a) conflict with or result in any breach of any provision of such Party’s Governing Documents, (b) except for the Credit Agreement, result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material agreement to which such Party is a party, including without limitation, with respect to the Ground Lessee, the Ground Lease, or (c) violate any Order of any Governmental Entity having jurisdiction over such Party, which in the case of any of clauses (b) through (c) above, would prevent or materially delay the Closing. Additionally, neither this Agreement nor any of the Ancillary Documents: (i) create any property right in the video lottery operation license awarded or issued to Ground Lessee and/or any other license awarded or issued under MD Code, State Government, §9-1A-01 et seq.; (ii) accrue any monetary value to the privilege of participation in video lottery; or (iii) transfer any license issued under MD Code, State Government, §9-1A-01 et seq., including, for the avoidance of doubt, the video lottery operation license awarded and/or issued to Ground Lessee. Notwithstanding anything to the contrary in this Agreement or any of the Ancillary Documents, the participation in video lottery operations shall be conditioned solely on the continuing individual qualifications of the person who seeks the privilege.

ARTICLE IV -

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE OP

The OP hereby represents and warrants to the other Parties, as of the date of this Agreement and as of the Closing Date, as follows:

Section 4.1    Valid Issuance. At the Closing, the Issuance of the Issued Units will have been duly authorized by the OP, and when issued and delivered to the Ground Lessee in accordance with the terms of this Agreement and in connection with the Assignment and the Assumption, the Issued Units will be validly issued, fully paid and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act, as amended) and free and clear of all Encumbrances.

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ARTICLE V -

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF MGP

MGP hereby represents and warrants to the other Parties, as of the date of this Agreement and as of the Closing Date, as follows:

Section 5.1    Conflicts Committee Approval. Prior to the date hereof, the conflicts committee of the board of directors of MGP, by unanimous approval of the members of such conflicts committee, has authorized the execution and delivery of this Agreement and the Ancillary Documents to which any MGP Party is a party and the consummation of the transactions contemplated hereby and thereby, such approval constituting “Special Approval” as defined in that certain Amended and Restated Limited Liability Company Agreement of MGP, dated as of April 18, 2016 (as amended, supplemented or otherwise modified from time to time).

ARTICLE VI -

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF MGM

MGM hereby represents and warrants to the other Parties, as of the date of this Agreement and as of the Closing Date, as follows:

Section 6.1    Ground Lessee of the Contributed Assets. The Ground Lessee is the legal beneficial lessee of the Contributed Assets.

ARTICLE VII -

COVENANTS

Section 7.1    Regulatory Approval. From and after the date hereof and until the earlier of (a) the Closing Date or (b) the termination of this Agreement pursuant to Section 9.1, each of the MGM Parties and the MGP Parties, respectively, shall use commercially reasonable efforts to obtain all authorizations, consents, approvals, Orders and permits from, make all filings with, and provide all notices to, all Governmental Entities (including, without limitation, any applicable Gaming Authority) which are required in order to consummate the transactions contemplated by this Agreement and the Ancillary Documents.

Section 7.2    Access to Information. From and after the date hereof and until the earlier of (a) the Closing Date or (b) the termination of this Agreement pursuant to Section 9.1, upon reasonable notice, each Party shall, and shall cause its authorized representatives to, provide during normal business hours reasonable access to all books and records of such Party to the other Parties hereto and their respective representatives (in a manner so as to not unreasonably interfere with the normal business operations of such Party) and each Party shall furnish promptly to the other Parties and their representatives such information concerning their business, properties, contracts, Assets, Liabilities and employees as the other Parties hereto reasonably request.

Section 7.3    Efforts to Consummate. Subject to the terms and conditions set forth herein, MGM and MGP shall use, and MGM and MGP shall cause the MGM Parties and the MGP Parties, as applicable, to use, commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to

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consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and the Ancillary Documents.

Section 7.4    Public Announcements. The MGM Parties, on the one hand, and the MGP Parties, on the other hand, shall consult with one another and seek one another’s prior written consent prior to issuing any press release, or otherwise making any public statements, with respect to the transactions contemplated by this Agreement or the Ancillary Documents and shall not issue any such press release or make any such public statement prior to such consultation and prior written consent; provided, that each Party may make such announcement which such Party believes in good faith, based on advice of counsel, is necessary in connection with any requirement of law, it being understood and agreed that each Party shall provide the other Parties with copies of any such announcement in advance of such issuance.

Section 7.5    Appraisal. The Landlord shall cause Ernst & Young LLP, or an accounting firm mutually agreed upon by the Ground Lessee and the Landlord, to perform an appraisal of the National Harbor Property (the “Appraisal”) and any other work reasonably determined by the Parties necessary to support the characterization of the Master Lease in respect of the National Harbor Property as a “true lease” for U.S. federal income Tax purposes. The Landlord shall use its reasonable best efforts to, and shall assist and cooperate in doing all things necessary, proper and advisable to, cause the Appraisal and such other aforementioned work to be completed as promptly as practicable following the date hereof.

Section 7.6    Estoppel. MGM shall use commercially reasonable efforts to cause the “Landlord” (as defined in the Ground Lease) to execute prior to the Closing an estoppel certificate substantially in the form attached as Exhibit C to the Ground Lease.

ARTICLE VIII -

CONDITIONS TO CONSUMMATION OF THE CLOSING

Section 8.1    Conditions to the Parties’ Obligations to Effect the Closing. The obligations of the MGP Parties and the MGM Parties that are Party to this Agreement to consummate the transactions contemplated hereby are subject to the satisfaction (or, if permitted by applicable law, waiver by the Parties for whose benefit such condition exists) of the following conditions:

(a)    The representations and warranties applicable to the MGM Parties (for the benefit of the MGP Parties) and the MGP Parties (for the benefit of the MGM Parties), as set forth in Articles III and VI, shall have been true and correct on the date hereof and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such date as if made at and as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” set forth therein) will not prevent or materially delay the consummation of the transactions contemplated hereby;

(b)    For the benefit of the MGM Parties, the representations and warranties applicable to MGP and the OP, as set forth in Articles IV and V, shall have been true and correct

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on the date hereof and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such date as if made at and as of such date) in all respects;

(c)    The Parties shall have performed and complied with their covenants and agreements hereunder in all material respects;

(d)    Each delivery contemplated by Section 2.8 to be delivered to such Party shall have been delivered;

(e)    No Order shall be in effect that prohibits the consummation of the transactions contemplated hereby;

(f)    The applicable Gaming Authorities shall have approved the transactions contemplated hereby and each MGM Party and MGP Party (and their respective natural person qualifiers) have received the requisite findings of qualification by the applicable Gaming Authorities to consummate the transactions; and

(g)    MGM, on behalf of the MGM Parties, and MGP, on behalf of the MGP Parties, respectively, shall have reasonably concluded in good faith, based on the Appraisal and other work described in Section 7.5, that the Master Lease in respect of the National Harbor Property should qualify as a “true lease” for U.S. federal income Tax purposes.

Section 8.2    Market Conditions. In the event that (a) (i) any material adverse change in the financial markets in the United States or the international financial markets occurs; (ii) trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the U.S. Securities Exchange Commission, the Financial Industry Regulatory Authority or any other governmental authority; (iii) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; or (iv) a banking moratorium has been declared by either Federal or New York authorities (each, a “Negative Market Event”); and (b) such Negative Market Event makes it, in the judgment of MGP, impracticable or inadvisable for MGP to proceed with the Closing, then MGP shall, with reasonable promptness after such Negative Market Event, provide written notice to MGM. Following the delivery of such notice, MGM shall meet with MGP to discuss and consider in good faith a potential modification of the Transaction or to delay the Closing to permit MGP to alleviate the negative consequences of such Negative Market Event.

Section 8.3    No Frustration of Closing Conditions. No Party may rely on the failure of any condition to the obligations of the other Parties, as set forth in Section 8.1, to be satisfied if such failure was primarily caused by such Party’s failure to perform its obligations hereunder.

ARTICLE IX -

TERMINATION RIGHTS

Section 9.1    Termination of Agreement. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing as follows:

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(a)    by mutual written consent of MGM, on behalf of the MGM Parties, and MGP, on behalf of the MGP Parties;

(b)    by either MGM, on behalf of the MGM Parties, on the one hand, or MGP, on behalf of the MGP Parties, on the other hand, if the transactions contemplated hereby shall not have been consummated on or prior to the date that is the one-hundred and eightieth (180th) day after the date hereof (the “Termination Date”), and the Party seeking to terminate this Agreement pursuant to this Section 9.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately caused the failure to consummate the transactions contemplated hereby on or before the Termination Date; or

(c)    by either MGM, on behalf of the MGM Parties, on the one hand, or MGP, on behalf of the MGP Parties, on the other hand, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and non-appealable; provided, that the Party seeking to terminate this Agreement pursuant to this Section 9.1(c) shall have used commercially reasonable efforts to remove such Order.

Section 9.2    Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, all rights and obligations of the Parties shall terminate upon such termination and shall become null and void (and there shall be no Liability or obligation on the part of any Party or their respective officers, directors or equityholders) with the exception of any Liability of any Party for any willful breach of or willful failure to perform any of its obligations under this Agreement prior to such termination (including any failure by a Party to consummate the transactions contemplated by this Agreement if it is obligated to do so hereunder). For purposes of this Section 9.2, “willful” shall mean a breach that is a consequence of an act undertaken by the breaching Party with the knowledge that the taking of such act would, or would be reasonably expected to, cause a breach of this Agreement.

ARTICLE X -

INDEMNIFICATION

Section 10.1    General Indemnification by MGM. Except (i) as provided in Section 10.3 or (ii) as required by applicable law, MGM shall indemnify, defend and hold harmless each MGP Party and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “MGP Indemnified Parties”), from and against any and all Liabilities of the MGP Indemnified Parties relating to, arising out of or resulting from any of the following items (without duplication):

(a)    any Retained Liability or any Liability of a MGM Party other than the Contributed Liabilities, or the failure of any MGM Party or any other Person to pay, perform or otherwise promptly discharge any Retained Liabilities or any Liability of a MGM Party other than the Contributed Liabilities in accordance with its respective terms, whether prior to, on or after the Closing Date; and

(b)    any breach by any MGM Party of this Agreement or any of the Ancillary Documents (other than the Second Amendment to Master Lease).

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Section 10.2    General Indemnification by the OP. Except (i) as provided in Section 10.3 or (ii) as required by applicable law, the OP shall indemnify, defend and hold harmless each MGM Party and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “MGM Indemnified Parties”), from and against any and all Liabilities of the MGM Indemnified Parties relating to, arising out of or resulting from any of the following items (without duplication):

(a)    any Contributed Liability or any Liability of a MGP Party other than the Retained Liabilities, or the failure of a MGP Party or any other Person to pay, perform or otherwise promptly discharge any Contributed Liability or any Liability of a MGP Party other than the Retained Liabilities in accordance with its respective terms, whether prior to, on or after the Closing Date; and

(b)    any breach by any MGP Party of this Agreement or any of the Ancillary Documents (other than the Second Amendment to Master Lease).

Section 10.3    Indemnification Obligations Net of Insurance Proceeds and Other Amounts.

(a)    Any Liability subject to indemnification pursuant to this Article X will be net of Insurance Proceeds that actually reduce the amount of the Liability. Accordingly, the amount which any Party (an “Indemnifying Party”) is required to pay to any Person entitled to indemnification hereunder (an “Indemnified Party”) will be reduced by any Insurance Proceeds theretofore actually recovered by or on behalf of the Indemnified Party in respect of the related Liability. If an Indemnified Party receives a payment (an “Indemnity Payment”) required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives Insurance Proceeds, then the Indemnified Party will pay to the Indemnifying Party an amount equal to such Insurance Proceeds but not exceeding the amount of the Indemnity Payment paid by the Indemnifying Party in respect of such Liability.

(b)    An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto. The Indemnified Party shall use its commercially reasonable efforts to seek to collect or recover any third-party Insurance Proceeds (other than Insurance Proceeds under an arrangement where future premiums are adjusted to reflect prior claims in excess of prior premiums) to which the Indemnified Party is entitled in connection with any Liability for which the Indemnified Party seeks indemnification pursuant to this Article X; provided, that the Indemnified Party’s inability to collect or recover any such Insurance Proceeds shall not limit the Indemnifying Party’s obligations hereunder.

Section 10.4    Procedures for Indemnification of Third-Party Claims.

(a)    If an Indemnified Party receives written notice that a Person (including any Governmental Entity) that is not an MGM Party or an MGP Party has asserted any claim or commenced any action (collectively, a “Third-Party Claim”) that may implicate an Indemnifying Party’s obligation to indemnify pursuant to Section 10.1 or Section 10.2, or any other Section of this Agreement or any Ancillary Document, such Indemnified Party shall give such

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Indemnifying Party written notice thereof as promptly as practicable (and no later than within twenty (20) days or sooner, if the nature of the Third-Party Claim requires) after becoming aware of such Third-Party Claim. Any such notice shall describe the Third-Party Claim in reasonable detail and include copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third-Party Claim. Notwithstanding the foregoing, the failure of any Indemnified Party or other Person to provide notice in accordance with this Section 10.4(a) shall not relieve the Indemnifying Party of its obligations under this Article X, except to the extent that such Indemnifying Party is actually and materially prejudiced by such failure to give notice.

(b)    Subject to this Section 10.4(b) and Section 10.4(c), an Indemnifying Party may elect to control the defense of (and to seek to settle or compromise), at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel, any Third-Party Claim. Within thirty (30) days after the receipt of notice from an Indemnified Party in accordance with Section 10.4(a) (or sooner, if the nature of such Third-Party Claim so requires), the Indemnifying Party shall notify the Indemnified Party of its election whether the Indemnifying Party will assume responsibility for defending such Third-Party Claim, which election shall specify any reservations or exceptions to its defense. After receiving notice from an Indemnifying Party to an Indemnified Party of its election to assume the defense of a Third-Party Claim, whether with or without any reservations or exceptions with respect to such defense, such Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Party and, in any event, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, information and materials in such Indemnified Party’s possession or under such Indemnified Party’s control relating thereto as are reasonably required by the Indemnifying Party. If an Indemnifying Party has elected to assume the defense of a Third-Party Claim, whether with or without any reservations or exceptions with respect to such defense, then such Indemnifying Party shall be solely liable for all fees and expenses incurred by it in connection with the defense of such Third-Party Claim and shall not be entitled to seek any indemnification or reimbursement from the Indemnified Party for any such fees or expenses incurred during the course of its defense of such Third-Party Claim, regardless of any subsequent decision by the Indemnifying Party to reject or otherwise abandon its assumption of such defense.

(c)    Notwithstanding Section 10.4(b), if any Indemnified Party shall in good faith determine that there would be an actual conflict of interest (whether legal, business or otherwise) if counsel for the Indemnifying Party represented both the Indemnified Party and Indemnifying Party, then the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, and the Indemnifying Party shall bear the reasonable fees and expenses of one (1) separate counsel for all Indemnified Parties.

(d)    If an Indemnifying Party elects not to assume responsibility for defending a Third-Party Claim, or fails to notify an Indemnified Party of its election as provided in Section 10.4(b), such Indemnified Party may defend such Third-Party Claim at the cost and expense of the Indemnifying Party. If the Indemnified Party is conducting the defense against any such

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Third-Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all witnesses, information and materials in such Indemnifying Party’s possession or under such Indemnifying Party’s control relating thereto as are reasonably required by the Indemnified Party.

(e)    Without the prior written consent of any Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed, no Indemnified Party may settle or compromise, or seek to settle or compromise, any Third-Party Claim. Without the prior written consent of any Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed, no Indemnifying Party shall consent to the entry of any judgment or enter into any settlement of any pending or threatened Third-Party Claim for which the Indemnified Party is seeking or may seek indemnity pursuant to this Section 10.4 unless such judgment or settlement is solely for monetary damages, does not impose any expense or obligation on the Indemnified Party, does not involve any finding or determination of wrongdoing or violation of law by the Indemnified Party and provides for a full, unconditional and irrevocable release of that Indemnified Party from all liability in connection with the Third-Party Claim.

Section 10.5    Tax Procedures.

(a)    With respect to any period in which MGP has made or will make an election to be taxed as a real estate investment trust within the meaning of Section 856 of the Code (a “REIT”), notwithstanding any other provisions in this Agreement, any payments to be made by any MGM Party to any MGP Party pursuant to Sections 10.2 or 10.3 for any calendar year shall not exceed the sum of (i) the amount that it is determined will not be gross income of MGP for purposes of the requirements of Sections 856(c)(2) and (3) of the Code (the “Specified REIT Requirements”) or would constitute income described in Sections 856(c)(2)(A) through (I) and 856(c)(3)(A) through (I) of the Code (“Qualifying Income”), with such determination to be set forth in an opinion of outside Tax counsel selected by MGP, which opinion shall be reasonably satisfactory to MGP, plus (ii) such additional amount that is estimated can be paid to the applicable MGP Party in such Taxable year without causing MGP to fail to meet the Specified REIT Requirements, determined (x) as if the payment of such amount did not constitute Qualifying Income and (y) by taking into account any other payments to MGP during such Taxable year that do not constitute Qualifying Income, which determination shall be (A) made by independent Tax accountants to MGP, and (B) submitted to and approved by MGP’s outside Tax counsel, plus (iii) in the event that MGP receives a ruling from the IRS to the effect that the receipt of the additional amount otherwise to be paid under this Agreement either would constitute Qualifying Income or will not be gross income of MGP for purposes of the Specified REIT Requirements, the aggregate payments otherwise required to be made pursuant to Sections 10.2 or 10.3 (determined without regard to this Section 10.5(a)) less the amount otherwise previously paid under clauses (i) and (ii) above.

(b)    At the election of MGP, MGM shall cause the full amount of any payments otherwise to be made by any MGM Party pursuant to Sections 10.2 or 10.3 either to be paid in cash as promptly as reasonably practicable by wire transfer of immediately available funds to an account designated by MGP or to be placed in a mutually agreed escrow account

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upon mutually acceptable terms (which shall provide that (i) the amount in the escrow account shall be treated as the property of the applicable MGM Party, unless it is released from such escrow account to any MGP Indemnified Party, (ii) all income earned upon the amount in the escrow account shall be treated as the property of the applicable MGM Party and reported, as and to the extent required by applicable Law, by the escrow agent to the IRS, or any other Taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned by the applicable MGM Party whether or not said income has been distributed during such Taxable year and (iii) any portion thereof shall not be released to any MGP Indemnified Party unless and until MGM receives any of the following: (A) a letter from MGP’s independent Tax accountants indicating the amount that it is estimated can be paid at that time to the MGP Indemnified Parties without causing MGP to fail to meet the Specified REIT Requirements for the Taxable year in which the payment would be made, which determination shall be made by such independent Tax accountants or (B) a ruling from the IRS or an opinion of outside Tax counsel selected by MGP such opinion to be reasonably satisfactory to MGP, in each case, to the effect that the receipt of the additional amount otherwise to be paid pursuant to Sections 10.2 or 10.3 either would be excluded from gross income of MGP for purposes of the Specified REIT Requirements or would constitute Qualifying Income, in either of which events MGM shall cause the applicable MGM Party to pay to the applicable MGP Indemnified Parties the lesser of the unpaid amounts due pursuant to Sections 10.2 or 10.3 (determined without regard to this Section 10.5) or the maximum amount stated in the letter referred to in clause (iii)(A) above.

(c)    Any amount held in escrow pursuant to Section 10.5(b) for five years shall be released from such escrow to be used as determined by the applicable MGM Party in its sole and absolute discretion.

(d)    The OP shall bear all costs and expenses with respect to the escrow.

(e)    The MGM Parties shall cooperate in good faith to amend this Section 10.5 at the reasonable request of MGP in order to (i) maximize the portion of such payment that may be distributed to the MGP Indemnified Party hereunder without causing MGP to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (ii) improve MGP’s chances of securing a favorable ruling described in this Section 10.5, or (iii) assist MGP in obtaining a favorable opinion from its outside Tax counsel or determination from its Tax accountants as described in this Section 10.5. MGP shall reimburse the MGM Parties for all reasonable costs and expenses of such cooperation.

(f)    The Parties agree that any amounts paid in cash by OP to the Ground Lessee and any debt assumed by OP in excess of the amount that is allocated to the Ground Lessee pursuant to Treasury Regulations Section 1.707-5(a) shall be treated as the reimbursement of preformation expenditures to the extent permitted under Treasury Regulations Section 1.707-4(d).

Section 10.6    Additional Matters.

(a)    Indemnification payments in respect of any Liabilities for which an Indemnified Party is entitled to indemnification under this Article X shall be paid by the Indemnifying Party to the Indemnified Party as such Liabilities are incurred upon demand by the

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Indemnified Party, including an obligation to provide reasonably satisfactory documentation setting forth the basis for the amount of such indemnification payment, including documentation with respect to calculations made and consideration of any Insurance Proceeds that actually reduce the amount of such Liabilities. The indemnity and contribution agreements contained in this Article X shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnified Party; (ii) the knowledge by the Indemnified Party of Liabilities for which it might be entitled to indemnification hereunder; and (iii) any termination of this Agreement.

(b)    Any claim for indemnification under this Agreement which does not result from a Third-Party Claim shall be asserted by written notice given by the Indemnified Party to the applicable Indemnifying Party. Such Indemnifying Party shall have a period of thirty (30) days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such thirty (30) day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such thirty (30) day period or rejects such claim in whole or in part, such Indemnified Party shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement and the Ancillary Documents without prejudice to its continuing rights to pursue indemnification hereunder.

(c)    If payment is made by or on behalf of any Indemnifying Party to any Indemnified Party in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnified Party as to any events or circumstances in respect of which such Indemnified Party may have any right, defense or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim or against any other Person. Such Indemnified Party shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

(d)    In an action in which the Indemnifying Party is not a named defendant, if either the Indemnified Party or Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant if they conclude that substitution is desirable and practical. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the action as set forth in this Section 10.6(d), and the Indemnifying Party shall fully indemnify the named defendant against all costs of defending the action (including court costs, sanctions imposed by a court, attorneys’ fees, experts fees and all other external expenses), the costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement.

(e)    The Parties agree to treat (i) any payment required by this Agreement (other than payments with respect to interest accruing after the Closing) as either a contribution by or on behalf of the Ground Lessee to the OP or a distribution by or on behalf of the OP to the Ground Lessee, as the case may be, occurring immediately prior to the Closing or as a payment of an assumed or retained Liability, and (ii) any payment of interest as Taxable or deductible, as the case may be, to the Party entitled under this Agreement to retain such payment or required under this Agreement to make such payment, in either case except as otherwise required by applicable law.

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Section 10.7    Remedies Cumulative; Limitations of Liability. The rights provided in this Article X shall be cumulative and, subject to the provisions of Article XI, shall not preclude assertion by any Indemnified Party of any other rights or the seeking of any and all other remedies against any Indemnifying Party. Notwithstanding the foregoing, neither MGP or its Affiliates, on the one hand, nor MGM or its Affiliates, on the other hand, shall be liable to the other for any special, indirect, punitive, exemplary, remote, speculative or similar damages in excess of compensatory damages (collectively, “Special Damages”) of the other arising in connection with the transactions (provided, that any such Liability with respect to a Third Party Claim shall be considered direct damages).

ARTICLE XI -

MISCELLANEOUS

Section 11.1    Entire Agreement. This Agreement (including the Exhibits and Schedules attached hereto) constitutes the entire agreement of the Parties in respect of the subject matter hereof, and supersedes all prior agreements or understandings between the Parties in respect of the subject matter hereof.

Section 11.2    Amendment. Any modification, waiver, amendment or termination of this Agreement or any provision hereof, shall be effective only if in writing and signed by the Parties.

Section 11.3    Assignment. This Agreement and the rights and obligations hereunder shall not be assigned, delegated, or otherwise transferred by any Party (whether by operation of law, by contract, or otherwise) without the prior written consent of the other Parties.

Section 11.4    Binding Effect. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 11.5    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

Section 11.6    Governing Law. Except to the extent that the laws of the State of Maryland must apply, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

Section 11.7    Waiver of Jury Trial. Each Party hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the transactions related hereto, in each case, whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. Each Party hereby further agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the Parties may file a copy of this Agreement with any court as written evidence of the consent of the Parties to the waiver of their right to trial by jury.

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Section 11.8    Jurisdiction and Venue. Each Party (a) submits to the exclusive general jurisdiction of the Court of Chancery for the State of Delaware (the “Chancery Court”) and any state appellate court therefrom located within the State of Delaware (or, only if the Chancery Court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in any proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such proceeding may be heard and determined in any such court and (c) agrees not to bring any proceeding arising out of or relating to this Agreement in any other court. Each Party waives any defense of inconvenient forum to the maintenance of any proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Each Party agrees that service of summons and complaint or any other process that might be served in any proceeding may be made on such Party by sending or delivering a copy of the process to the Party to be served at the address of the Party and in the manner provided for the giving of notices in Section 11.10. Nothing in this Section 11.8, however, shall affect the right of any Party to serve legal process in any other manner permitted by law. Each Party agrees that a final, non-appealable judgment in any proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law.

Section 11.9    Construction; Interpretation. The term “this Agreement” means this Master Transaction Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; and (e) except as otherwise set forth in this Agreement, any accounting terms shall be given the definition thereof under the United States generally accepted accounting principles.

Section 11.10    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) (a) by delivery in person, (b) by facsimile or e-mail (followed by overnight courier), (c) by delivery by a nationally recognized overnight courier or (d) by registered or certified mail (postage prepaid, return receipt requested) to the other Parties as follows:

If to MGP, the Landlord or the OP, to:

MGM Growth Properties LLC

6385 So. Rainbow Blvd., Suite 500

Las Vegas, Nevada 89118

Attention: James C. Stewart, Chief Executive Officer and

25

Andy H. Chien, Chief Financial Officer

Facsimile: (702) 669-1040

With copies (which shall not constitute notice to the Company) to:

Conflicts Committee of the Board of Directors of

MGM Growth Properties LLC

6385 So. Rainbow Blvd., Suite 500

Las Vegas, Nevada 89118

Attention: Thomas A. Roberts, Michael Rietbrock and Robert Smith

Potter Anderson & Corroon LLP

1313 North Market Street, 6th Floor

P.O. Box 951

Wilmington, Delaware 19801

Attention: Mark A. Morton and Joy Barrist

Facsimile: (302) 658-1192

E-mail: mmorton@potteranderson.com; jbarrist@potteranderson.com

If to MGM, the Ground Lessee or the Tenant, to:

MGM Resorts International

3600 Las Vegas Blvd. So.,

Las Vegas, Nevada 89109

Attention: Corporate Legal

Facsimile: (702) 693-8123

With a copy (which shall not constitute notice to the MGM Parties) to:

Greenberg Traurig LLP

2101 L Street, NW, Suite 1000

Washington, D.C. 20001

Attention: Nelson F. Migdal

Facsimile: (202) 261-4757

E-mail: migdaln@gtlaw.com

Section 11.11    Severability. If any provision of this Agreement or the application of such provision to any Person or circumstance shall be held (by a court of jurisdiction) to be invalid, illegal, or unenforceable under the applicable law of any jurisdiction, (a) the remainder of this Agreement or the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby, and (b) such invalid, illegal, or unenforceable provision shall not affect the validity or enforceability of any other provision of this Agreement.

Section 11.12    Third-Party Beneficiaries. Nothing express or implied in this Agreement is intended or shall be construed to confer upon or give any Person other than the Parties and their respective permitted assigns, any rights or remedies under this Agreement.

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Section 11.13    Extension; Waiver. At any time prior to the Closing Date, the Parties may (a) extend the time for the performance of any of the obligations or other acts by any Party, or (b) waive compliance by any Party with any of the agreements or conditions contained herein. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach by any Party.

Section 11.14    Remedies; Specific Performance. Except as otherwise expressly provided herein or in any Ancillary Document, any and all remedies provided herein or therein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by any Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree and acknowledge that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement or any Ancillary Document (including failing to take such actions as are required of them hereunder or thereunder to consummate the transactions contemplated by this Agreement or any Ancillary Document) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that, prior to the valid termination of this Agreement pursuant to Section 9.1, the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement or any Ancillary Document and to enforce specifically the terms and provisions herein and therein, in each case without posting a bond or undertaking, this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 11.15    Fees and Expenses. Except as otherwise specifically provided for herein or in any Ancillary Document, all fees and expenses incurred in connection with the transactions contemplated herein shall be paid by (a) MGM, if the Party incurring such fees or expenses is a MGM Party and (b) the OP, if the Party incurring such fees or expenses is a MGP Party, whether or not such transactions are consummated.

Section 11.16    Further Assurances. Each Party agrees (a) to furnish, upon request of any other Party, such further information, (b) to execute and deliver to such other Party additional documents, and (c) to do such other acts and things, all as such other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated hereby.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first written above.

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP

By:	/s/ James C. Stewart
	Name:	James C. Stewart
	Title:	Chief Executive Officer

MGP LESSOR, LLC

By:	/s/ James C. Stewart
	Name:	James C. Stewart
	Title:	Chief Executive Officer

MGM GROWTH PROPERTIES LLC

By:	/s/ James C. Stewart
	Name:	James C. Stewart
	Title:	Chief Executive Officer

MGM LESSEE, LLC

By:	/s/ Daniel J. D’Arrigo
	Name:	Daniel J. D’Arrigo
	Title:	Executive Vice President of Finance

MGM NATIONAL HARBOR, LLC

By:	/s/ Daniel J. D’Arrigo
	Name:	Daniel J. D’Arrigo
	Title:	Executive Vice President of Finance

[NATIONAL HARBOR – MASTER TRANSACTION AGREEMENT]

MGM RESORTS INTERNATIONAL

By:	/s/ Daniel J. D’Arrigo
	Name:	Daniel J. D’Arrigo
	Title:	Executive Vice President of Finance and Chief Financial Officer

[NATIONAL HARBOR – MASTER TRANSACTION AGREEMENT]

EXHIBIT A

Form of Ground Lease Assignment and Assumption

ASSIGNMENT AND ASSUMPTION OF GROUND LEASE

FOR VALUE RECEIVED, the undersigned MGM NATIONAL HARBOR, LLC, a Nevada limited liability company (“Assignor”) does hereby grant, assign and transfer to MGP LESSOR, LLC, a Delaware limited liability company (“Assignee”), and Assignee intends to and does hereby assume from Assignor, all the rights, title and interest it owned or held as lessee under the Hotel & Casino Ground Lease dated April 26, 2013 between National Harbor Beltway L.C., as landlord, and Assignor, as tenant (“Original Ground Lease”) as amended by that certain First Amendment to Hotel and Casino Ground Lease dated as of July 23, 2014 (“First Amendment”), that certain Second Amendment to Hotel and Casino Ground Lease dated as of November 24, 2015 (“Second Amendment”) and that certain Third Amendment to Hotel and Casino Ground Lease dated as of August 21, 2017 (“Third Amendment”), as assigned to National Harbor Grand LLC, as landlord, pursuant to that certain Assignment and Assumption of Ground Lease, dated December 19, 2014 (“First Assignment”), as evidenced by that certain Memorandum of Ground Lease by and between National Harbor Grand LLC, a Maryland limited liability company, as Landlord, and MGM National Harbor, LLC, a Nevada limited liability company, as Tenant, dated as of December 23, 2015 and recorded January 4, 2016 in Liber 37736 at folio 86, among the Land Records of Prince George’s County, Maryland (collectively, the “Ground Lease”). The property relating to the Ground Lease is more fully described in Exhibit A of this document.

By the execution of this Assignment as of the date hereof, Assignor intends to and does hereby grant, assign and transfer unto Assignee all rights, title and interest now owned or hereafter acquired by virtue of and under the Ground Lease referenced herein, and Assignee hereby accepts the assignment from Assignor and hereby assumes and agrees to keep, perform, observe and be bound by all of the terms, covenants, conditions and agreements contained in the Ground Lease and all obligations and liabilities which arise therefrom from and after the date hereof. In furtherance of the foregoing, in accordance with Section 11.01 of the Ground Lease, Assignee assumes and agrees, for the benefit of the Landlord (as defined in the Ground Lease), to observe and perform all of the covenants, conditions, and agreements in the Ground Lease on the part of Tenant (as defined in the Ground Lease) to be observed or performed.

[SIGNATURE PAGE FOLLOWS]

1

IN WITNESS WHEREOF, this instrument has been executed this      day of             , 2017.

ASSIGNOR:

MGM NATIONAL HARBOR, LLC, a Nevada limited liability company

By:
Name:
Title:

State of Maryland, County of Prince George’s, to wit:

I hereby certify that on this      day of      in the year 2017, before me, the subscriber, a Notary Public of the State of Maryland, in and for the aforesaid county, personally appeared                     ,                      of MGM National Harbor, LLC, a Nevada limited liability company, and acknowledged this Assignment and Assumption of Ground Lease to be his act.

As witness my hand and notarial seal:

Notary Public

My commission expires:

[SIGNATURE PAGE OF ASSIGNOR TO GROUND LEASE]

2

IN WITNESS WHEREOF, this instrument has been executed this      day of             , 2017.

ASSIGNEE:

MGP LESSOR, LLC, a Delaware limited liability company

By:
Name:
Title:

State of Maryland, County of Prince George’s, to wit:

I hereby certify that on this      day of      in the year 2017, before me, the subscriber, a Notary Public of the State of Maryland, in and for the aforesaid county, personally appeared                     ,                      of MGP Lessor, LLC, a Delaware limited liability company, and acknowledged this Assignment and Assumption of Ground Lease to be his act.

As witness my hand and notarial seal:

Notary Public

My commission expires:

[SIGNATURE PAGE OF ASSIGNEE TO GROUND LEASE ASSIGNMENT]

3

ATTORNEY CERTIFICATION

I certify that this instrument was prepared under the supervision of an attorney admitted to practice before the Court of Appeals of Maryland.

Michael E. Margolis, Esq.

[ATTORNEY CERTIFICATION OF ASSIGNMENT AND ASSUMPTION OF GROUND LEASE]

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EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

All that certain lot or parcel of land together with all improvements thereon located and being in the County of Prince George’s, Maryland and being more particularly described as follows:

Parcel Four - A, containing 1,004,646 square feet or 23.0635 acres, more or less, as shown on dedication plat prepared by SOLTESZ, entitled “Plat Two, Parcel Four - A, National Harbor - Beltway Parcel, Oxon Hill (12th) Election District, Prince George’s County, Maryland”, dated November, 2015 and recorded November 20, 2015 among the land records of Prince George’s County, Maryland in Plat Book SJH 243 at Plat No. 61.

5

EXHIBIT B

Form of Second Amendment to Master Lease

SECOND AMENDMENT TO MASTER LEASE

This SECOND AMENDMENT TO MASTER LEASE (this “Amendment”) is entered into as of                     , 2017 (the “Effective Date”), by and between MGP Lessor, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Landlord”), and MGM Lessee, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Tenant”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Master Lease (as hereinafter defined).

RECITALS

A.    Landlord and Tenant have entered into that certain Master Lease dated as of April 25, 2016 (the “Master Lease”), which was amended by that certain First Amendment to Master Lease dated August 1, 2016 (“First Amendment”) (the term “Master Lease” refers to the Master Lease, as amended by the First Amendment, and as the same may be further amended or modified from time to time, as the context may require);

B.    Landlord and Tenant desire to amend the Master Lease by adding the MGM National Harbor Resort & Casino, to the Leased Property demised pursuant to the Master Lease and Landlord desires to lease the same to Tenant and Tenant desires to lease the same from Landlord upon the terms set forth in the Master Lease as amended hereby; and

C.    Landlord and Tenant desire to amend the First Amendment as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

Amendment to the First Amendment

1.1    Legal Description. Landlord and Tenant hereby agree that Schedule 1 of the First Amendment shall be deleted in its entirety and shall be replaced with Schedule 1 attached hereto.

ARTICLE II

Amendment to Master Lease

2.1    Additional Leased Property. Landlord and Tenant hereby agree that from and after the Effective Date (i) the MGM National Harbor Resort & Casino (“National Harbor”) shall be added to the “List of Facilities” set forth on Exhibit A to the Master Lease, (ii) the legal description of National Harbor attached hereto as Schedule 2 (Part I) shall be added to Part I of Exhibit B to the Master Lease and the description of ground lease attached hereto as Schedule 2 (Part II) (the “National Harbor Ground Lease”) shall be added to Part II of Exhibit B to the Master Lease, (iii) National Harbor constitutes a portion of the Leased Property, and shall be a Facility, for all purposes under the Master Lease, as modified by this Amendment and as the same may be further amended or modified from time to time, (iv) National Harbor shall be subject to all of the terms and conditions of the Master Lease, and (v) National Harbor will be subleased by Tenant to one or more Operating Subtenants pursuant to one or more Operating Subleases in accordance with the Master Lease.

2.2    Base Rent. From and after the Effective Date, the amount of Five Hundred Eighty-Five Million Dollars ($585,000,000) set forth in the definition of “Base Rent” (as such definition was amended by the First Amendment), which amount subsequently increased on April 1, 2017, by the Escalation (i.e., Eleven Million Seven Hundred Thousand Dollars ($11,700,000)), is hereby increased by the sum of Eighty-Five Million Five Hundred Thousand Dollars ($85,500,000) (the “Base Rent Adjustment Amount”) such that Base Rent shall be equal to Six Hundred Eighty Two Million Two Hundred Thousand Dollars ($682,200,000). In accordance with the terms of the Master Lease, commencing on the beginning of the next Lease Year (i.e., April 1, 2018) such sum shall increase to an annual amount equal to the sum of (i) of Six Hundred Eighty Two Million Two Hundred Thousand Dollars ($682,200,000), and (ii) the Escalation (i.e., Thirteen Million Six Hundred and Forty Four Thousand Dollars ($13,644,000) and shall be subject to future adjustment as set forth in the Master Lease. The Base Rent Adjustment Amount payable during any Lease Year or portion thereof consisting of more or less than twelve (12) calendar months shall be prorated on a monthly basis such that the Base Rent Adjustment Amount that is included within the Base Rent for each calendar month is equal to the Base Rent Adjustment Amount divided by twelve (12). In the event the month in which the Base Rent Adjustment Amount takes effect is a partial month, Tenant shall pay (i) Base Rent (calculated without application of the Base Rent Adjustment Amount) for such month in accordance with Section 3.1 of the Master Lease and (ii) a portion of the Base Rent Adjustment Amount which shall be prorated on a daily basis such that the Base Rent Adjustment Amount for such calendar month is equal to the monthly Base Rent Adjustment Amount divided by the actual number of days in such month and multiplied by the number of days for which the adjustment is applicable.

2.3    Percentage Rent. From and after the Effective Date, the amount of Sixty-Five Million Dollars ($65,000,000) set forth in the definition of “Percentage Rent” (as such definition was amended by the First Amendment) is hereby increased by the sum of Nine Million Five Hundred Thousand Dollars ($9,500,000) (the “Percentage Rent Adjustment Amount”) such that Percentage Rent shall be equal to Seventy Four Million Five Hundred Thousand Dollars ($74,500,000). The Percentage Rent Adjustment Amount payable during any Lease Year or portion thereof consisting of more or less than twelve (12) calendar months shall be prorated on a monthly basis such that the Percentage Rent Adjustment Amount that in included within the Percentage Rent for each calendar month is equal to the Percentage Rent Adjustment Amount divided by twelve (12). In the event the month in which the Percentage Rent Adjustment Amount takes effect is a partial month, Tenant shall pay (i) Percentage Rent (calculated without application of the Percentage Rent Adjustment Amount) for such month in accordance with Section 3.1 of the Master Lease and (ii) a portion of the Percentage Rent Adjustment Amount which shall be prorated on a daily basis such that the Percentage Rent Adjustment Amount for such calendar month is equal to the monthly Percentage Rent Adjustment Amount divided by the actual number of days in such month and multiplied by the number of days for which the adjustment is applicable.

2.4    Identified Subleases. The definition of Identified Subleases shall also include those certain leases and/or subleases identified in a supplemental letter of even date herewith from Tenant to Landlord.

2.5    Gaming Licenses. The description of gaming licenses contained on Schedule 3 attached hereto shall be added to Exhibit D to the Master Lease.

2.6    NH First Term. The first term of the Master Lease with respect to National Harbor (the “NH First Term”) shall commence on [                ], 2017 (the “NH Commencement Date”) and end on the last day of the calendar month that is eighty-two (82) months after the NH Commencement Date, subject to renewals as set forth in Section 2.7 below and Section 1.4 of the Master Lease.

2.7    NH Renewal Term. The NH First Term may be renewed one (1) time (the “NH Renewal Term”), commencing on the date that the NH First Term ends and ending on the earlier of (i) the last day of the first Renewal Term in the event Tenant determines to exercise its right to renew the Initial Term pursuant to Section 1.4 of the Master Lease, or (ii) the last day of the Initial Term in the event Tenant determines not to exercise its right to renew the Initial Term pursuant to Section 1.4 of the Master Lease. The decision to extend the Master Lease for the NH Renewal Term must be made by Tenant in the same manner as required for a Renewal Notice pursuant to Section 1.4 of the Master Lease. The “Term” as it relates to the National Harbor Facility shall mean the NH First Term, plus, the NH Renewal Term (to the extent exercised), plus, all Renewal Terms after the NH Renewal Term expiration (to the extent exercised). In the event that Tenant declines to extend the Master Lease for the NH Renewal Term, Tenant will then be deemed to have forfeited any future right to renew the Master Lease. Following the NH Renewal Term, the term of the Master Lease with respect to National Harbor shall conform entirely with Section 1.4 of the Master Lease and may be extended through Renewal Terms. For the avoidance of doubt, the Rent shall not be adjusted in the event that Tenant declines to extend the Master Lease for the NH Renewal Term. Notwithstanding the foregoing, in the event of (a) the removal the National Harbor Facility from the Master Lease pursuant to Section 1.5, (b) the assignment by Tenant of its Leasehold Estate with respect to the National Harbor Facility pursuant to Section 22.2(a)(iii), or (c) the termination of the Master Lease with respect to the National Harbor Facility pursuant to Section 15.1, then Tenant will have been deemed to have renewed the Master Lease for the NH Renewal Term for the purposes of this Section 2.7.

ARTICLE III

Reaffirmation of Guaranty

3.1    Reaffirmation of Guaranty. By executing this Amendment, MGM Resorts International (the “Guarantor”) acknowledges and agrees that Tenant’s obligations under the Master Lease have been modified by this Amendment and therefore Guarantor’s Obligations (as defined in the Guaranty) have been modified by this Amendment. Guarantor hereby reaffirms the Guaranty and Guarantor’s Obligations thereunder, as modified by this Amendment.

ARTICLE IV

Maryland Regulatory Requirements

4.1    Maryland Regulatory Requirements. Neither the Master Lease nor this Amendment: (i) create any property right in the video lottery operation license awarded or issued to MGM National Harbor, LLC and/or any other license awarded or issued under MD Code, State Government, §9-1A-01 et seq.; (ii) accrue any monetary value to the privilege of participation in video lottery; or (iii) transfer any license issued under MD Code, State Government, §9-1A-01 et seq., including, for the avoidance of doubt, the video lottery operation license awarded and/or issued to MGM National Harbor, LLC. Notwithstanding anything to the contrary in the Master Lease or this Amendment, the participation in video lottery operations shall be conditioned solely on the continuing individual qualifications of the person who seeks the privilege.

ARTICLE V

Miscellaneous

5.1    No Further Amendment. The Master Lease shall remain in full force and effect, unmodified, except as expressly set forth in Articles I – IV above.

5.2    Governing Law. Subject to Section 41.5 of the Master Lease, this Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without regard to conflicts of laws principals.

5.3    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, this Second Amendment to Master Lease has been executed by Landlord and Tenant as of the date first written above.

LANDLORD:

MGP Lessor, LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:

MGM Lessee, LLC, a Delaware limited liability company

By:
Name:
Title:

Guarantor executes this Amendment solely for the purposes of the acknowledgment and reaffirmation of Guaranty contained in Article 3 hereof.

GUARANTOR:

MGM RESORTS INTERNATIONAL, a Delaware corporation

By:
Name:
Title:

SCHEDULE 1

SCHEDULE 1 (PART I)

LEGAL DESCRIPTION OF BORGATA

BLOCK 576, LOT 1.03

All that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the City of Atlantic, County of Atlantic, State of New Jersey:

BEGINNING at a point, said point being intersection of a common corner between Lots 1.03 and 1.04, Block 576 with the northerly sideline of Huron Avenue and having New Jersey State Plane Coordinate of N 198,093.510, E 2,065,940.583 and running thence:

1.	Along aforesaid northerly sideline of Huron Avenue following three courses South 59 degrees 56 minutes 58 seconds West a distance of 46.09 feet to a point of curvature, thence;

2.	Southwesterly on a curve bearing to the right having a radius of 6607.00 feet, a length of 274.43 feet, having central angle of 02 degrees 22 minutes 46 seconds and whose chord bears South 61 degrees 08 minutes 22 seconds West a distance of 274.41 feet to a point of tangency, thence;

3.	South 62 degrees 19 minutes 46 seconds West a distance of 965.94 feet to a point, thence;

4.	Along a line North 27 degrees 40 minutes 14 seconds West a distance of 688.09 feet to a point, said point having New Jersey State Plane Coordinate of N 198,098.796, E 2,064,485.351, thence;

5.	Along common line between Lots 1.03 and 1.04, Block 576, following six courses North 47 degrees 48 minutes 08 seconds East (Not Radial) a distance of 81.20 feet to a point, thence;

6.	Northeasterly on a curve bearing to the right having a radius of 326.00 feet, a length of 186.68 feet, having central angle of 32 degrees 48 minutes 33 seconds and whose chord bears North 31 degrees 23 minutes 52 seconds West a distance of 184.14 feet to a point, thence;

7.	North 47 degrees 48 minutes 08 seconds East a distance of 112.36 feet to a point, thence;

8.	Northeasterly on a curve bearing to the left having a radius of 974.04 feet, a length of 200.63 feet, having central angle of 11 degrees 48 minutes 07 seconds and whose chord bears North 41 degrees 54 minutes 04 seconds East a distance of 200.28 feet to a point, thence;

9.	North 36 degrees 00 minutes 00 seconds East a distance of 356.62 feet to a point, thence;

10.	Northeasterly on a curve bearing to the left having a radius of 199.00 feet, a length of 59.54 feet, having central angle of 17 degrees 08 minutes 38 seconds and whose chord bears North 27 degrees 25 minutes 41 seconds East a distance of 59.32 feet to a point, thence;

11.	Along the same and beyond along a common line between Lots 1.03 and 1.07, Block 576, South 70 degrees 54 minutes 21 seconds East a distance of 562.14 feet to a point, thence;

12.	Along a common line between Lots 1.07 and 1.03, Block 576, and beyond along common line between Lots 1.04 and 1.03, Block 576 South 27 degrees 40 minutes 15 seconds East a distance of 676.15 feet to a point and place of BEGINNING.

BEING known and designated as Lot 1.03 in Block 576 as shown on map entitled: “Renaissance Pointe, Block 576, Tax Lots 1.04 & 1.10, City of Atlantic City, Atlantic County, N.J.” prepared by Paulus, Sokolowski & Sartor, LLC dated July 5, 2005 and last revised on July 21, 2010, filed in the Atlantic County Clerk’s Office on July 28 2010 as Filed Map #MI2010045171.

Being the same Lot 1.03, Block 576 as shown on a map entitled “ALTA/NSPS Land Title Survey, Block 576, Lots 1.03, 1.05, 1.08, 1.10-1.12 City of Atlantic City, Atlantic County, New Jersey”, prepared by Paulus, Sokolowski and Sartor, LLC, dated July 28, 2016, Project No. 03436-0016.

FOR INFORMATIONAL PURPOSES ONLY: Also known as Block 576, Lot 1.03 on the Tax Map of City of Atlantic City.

BLOCK 576, LOT 1.05

All that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the City of Atlantic, County of Atlantic, State of New Jersey:

BEGINNING at a point, said point being common corner to Block 576, Lots 1.10 at the intersection of the easterly line of a Service Road, thence:

(1)	Along the dividing line of Block 576, Lot 1.10, North 62 degrees 19 minutes 45 seconds East, a distance of 282.07 feet to a point common corner to Block 576, Lot 1.12, thence;

(2)	Along the dividing line of Block 576, Lot 1.12, South 27 degrees 38 minutes 58 seconds East, a distance of 294.23 feet to a point common corner to Block 576, Lot 1.08, thence;

Along the dividing line of Block 576, Lot 1.12, the following seven (7) courses:

(3)	South 62 degrees 21 minutes 21 seconds West, a distance of 181.03 feet to a point, thence;

(4)	South 27 degrees 38 minutes 39 seconds East, a distance of 8.88 feet to a point, thence;

(5)	South 62 degrees 21 minutes 21 seconds West, a distance of 61.67 feet to a point, thence;

(6)	North 27 degrees 38 minutes 39 seconds West, a distance of 63.54 feet to a point, thence;

(7)	South 62 degrees 21 minutes 21 seconds West, a distance of 38.22 feet to a point, thence;

(8)	South 27 degrees 38 minutes 39 seconds East, a distance of 12.24 feet to a point, thence;

(9)	South 62 degrees 21 minutes 21 seconds West, a distance of 38.17 feet to a point in the said line of a Service Road, thence;

Along the said line of the Service Road, the following three (3) courses:

(10)	North 70 degrees 54 minutes 22 seconds West, a distance of 53.65 feet to a point of curvature, thence;

(11)	Along a curve to the left, having a radius of 539.00 feet, a length of 50.45 feet and whose chord bears North 03 degrees 26 minutes 15 seconds East, a distance of 50.43 feet to a point of curvature, thence;

(12)	Along a curve to the left, having a radius of 400.00 feet, a length of 167.43 feet and whose chord bears North 11 degrees 14 minutes 04 seconds West, a distance of 166.21 feet to a point, thence;

(13)	North 23 degrees 13 minutes 42 seconds West, a distance of 10.00 feet to the POINT OF BEGINNING.

BEING known and designated as Lot 1.05 in Block 576 as shown on map entitled: “Renaissance Pointe, Block 576, Tax Lots 1.04 & 1.10, City of Atlantic City, Atlantic County, N.J.” prepared by Paulus, Sokolowski & Sailor, LLC, dated July 5, 2005 and last revised on July 21, 2010, filed in the Atlantic County Clerk’s Office on July 28, 2010 as Filed Map #MI2010045171.

BEING the same Lot 1.05, Block 576 as shown on a map entitled “ALTA/NSPS Land Title Survey, Block 576, Lots 1.03, 1.05, 1.08, 1.10-1.12 City of Atlantic City, Atlantic County, New Jersey”, prepared by Paulus, Sokolowski and Sartor, LLC, dated July 28, 2016, Project No. 03436-0016.

FOR INFORMATIONAL PURPOSES ONLY: Also known as Block 576, Lot 1.05 on the Tax Map of City of Atlantic City.

Block 576, Lot 1.07 has been intentionally omitted.

BLOCK 576, LOT 1.08

All that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the City of Atlantic. County of Atlantic, State of New Jersey:

BEGINNING at a point, said point being common corner to Block 576, Lot 1.11 in the easterly line of Block 576, Lot 1.03, thence:

Along the dividing line of Block 576, Lot 1.03, the following two (2) courses:

(1)	North 27 degrees 40 minutes 15 seconds West, a distance of 81.04 feet to a point, thence;

(2)	North 70 degrees 54 minutes 21 seconds West, a distance of 518.99 feet to a point common corner to Block 576, Lot 1.04, thence;

(3)	Along the dividing line of Block 576, Lot 1.04, North 19 degrees 05 minutes 38 seconds East, a distance of 41.25 feet to a point, thence;

Along the dividing line of Block 576, Lot 1.05, the following eight (8) courses:

(4)	North 62 degrees 21 minutes 21 seconds East, a distance of 43.30 feet to a point, thence;

(5)	North 27 degrees 38 minutes 39 seconds West, a distance of 12.24 feet to a point, thence;

(6)	North 62 degrees 21 minutes 21 seconds East, a distance of 38.22 feet to a point, thence;

(7)	South 27 degrees 38 minutes 39 seconds East, a distance of 63.54 feet to a point, thence;

(8)	North 62 degrees 21 minutes 21 seconds East, a distance of 61.67 feet to a point, thence;

(9)	North 27 degrees 38 minutes 39 seconds West, a distance of 8.88 feet to a point, thence;

(10)	North 62 degrees 21 minutes 21 seconds East, a distance of 181.03 feet to a point, thence;

(11)	North 27 degrees 38 minutes 58 seconds West, a distance of 52.77 feet to a point common corner to Block 576, Lot 1.12 thence;

Along the dividing line of Block 576, Lot 1.12, the following three (3) courses:

(12)	North 62 degrees 26 minutes 59 seconds East, a distance of 26,81 feet to a point, thence;

(13)	South 27 degrees 45 minutes 23 seconds East, a distance of 43.40 feet to a point, thence;

(14)	North 62 degrees 18 minutes 39 seconds East, a distance of 136.02 feet to a point common corner to Block 576, Lot 1.07, thence;

Along the dividing line of Block 576, Lot 1.07, the following two (2) courses:

(15)	South 27 degrees 38 minutes 39 seconds East, a distance of 149.76 feet to a point, thence;

(16)	South 72 degrees 38 minutes 38 seconds East, a distance of 176.22 feet to a point common corner to Block 576, Lot 1.11, thence;

Along the dividing line of Block 576, Lot 1.11, the following four (4) courses:

(17)	South 17 degrees 21 minutes 21 seconds West, a distance of 209.33 feet to a point, thence;

(18)	North 72 degrees 38 minutes 39 seconds West, a distance of 12.00 feet to a point, thence;

(19)	South 17 degrees 21 minutes 13 seconds West, a distance of 57.09 feet to a point, thence;

(20)	South 62 degrees 21 minutes 21 seconds West, a distance of 89.20 feet to the point and place of BEGINNING.

BEING known and designated as Lot 1.08 in Block 576 as shown on map entitled; “Renaissance Pointe, Block 576, Tax Lots 1.04 & 1.10, City of Atlantic City, Atlantic County, N.J.” prepared by Paulus, Sokolowski & Sartor, LLC, dated July 5, 2005 and last revised on July 21, 2010, filed in the Atlantic County Clerk’s Office on July 28, 2010 as Filed Map #MI2010045171.

Being the same Lot 1.08, Block 576 as shown on a map entitled “ALTA/NSPS Land Title Survey, Block 576, Lots 1.03, 1.05, 1.08, 1.10-1.12 City of Atlantic City, Atlantic County, New Jersey”, prepared by Paulus, Sokolowski and Sartor, LLC, dated July 28, 2016, Project No. 03436-0016.

FOR INFORMATIONAL PURPOSES ONLY: Also known as Block 576, Lot 1.08 on the Tax Map of City of Atlantic City.

BLOCK 576, LOT 1.10

All that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the City of Atlantic, County of Atlantic, State of New Jersey:

BEGINNING at a point, said point being the northwesterly corner of Lot 1.05, as shown on map entitled: “Minor Subdivision, Waterclub Valet Parking Garage At Borgata, Block 576, Tax Lots 1.04, 1.05 & 1.07, 1.08 & 1.12 City of Atlantic City, Atlantic County, New Jersey” prepared by Paulus, Sokolowski and Sartor LLC, dated April 10, 2008 and last revised on May 07, 2008 and running thence:

(1)	North 23 degrees 13 minutes 34 seconds West a distance of 134.40 feet to a point, thence

(2)	Along a curve to the right, having a radius of 629.00 feet, an arc length of 240.37, and whose chord bears North 12 degrees 16 minutes 43 seconds West a chord distance of 238.91 feet to a point, thence

(3)	North 62 degrees 19 minutes 46 seconds East a distance of 277.98 feet to an angle point, thence

(4)	South 27 degrees 40 minutes 14 seconds East a distance of 123.71 feet to an angle point, thence

(5)	South 27 degrees 39 minutes 07 seconds East a distance of 240.62 feet to an angle point, thence

(6)	South 62 degrees 19 minutes 45 seconds West a distance of 351.73 feet to the point and place of BEGINNING.

BEING known and designated as Lot 1.10 in Block 576 as shown on map entitled: “Renaissance Pointe. Block 576, Tax Lots 1.04 & 1.10, City of Atlantic City, Atlantic County, N.J.” prepared by Paulus, Sokolowski & Sartor. LLC, dated July 5, 2005 and last revised on July 21, 2010, filed in the Atlantic County Clerk’s Office on July 28, 2010 as Filed Map #MI2010045171.

Being the same Lot 1.10, Block 576 as shown on a map entitled “ALTA/NSPS Land Title Survey, Block 576, Lots 1.03, 1.05, 1.08, 1.10-1.12 City of Atlantic City, Atlantic County, New Jersey”, prepared by Paulus, Sokolowski and Sartor, LLC, dated July 28, 2016, Project No. 03436-0016.

FOR INFORMATIONAL PURPOSES ONLY: Also known as Block 576, Lot 1.10 on the Tax Map of City of Atlantic City.

BLOCK 576, LOT 1.11

All that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the City of Atlantic. County of Atlantic, State of New Jersey:

BEGINNING at a point on the dividing line of Block 576, Lot 1.03, said point being North 27 degrees 40 minutes 15 seconds West, a distance of 510.24 feet from the point formed by the intersection of Block 576, Lot 1.04, Block 576, Lot 1.03 and the northerly right-of-way line of Huron Avenue (width varies) and running thence:

(1)	Along the dividing line of Block 576, Lot 1.03, North 27 degrees 40 minutes 15 seconds West, a distance of 84.86 feet to a point, a common corner to Block 576, Lot 1.08, thence;

Along the dividing line of Block 576, Lot 1.08 the following four (4) courses:

(2)	North 62 degrees 21 minutes 21 seconds East, a distance of 89.20 feet to a point, thence;

(3)	North 17 degrees 21 minutes 13 seconds East, a distance of 57.09 feet to a point, thence;

(4)	South 72 degrees 38 minutes 39 seconds East, a distance of 12.00 feet to a point, thence;

(5)	North 17 degrees 21 minutes 21 seconds East, a distance of 209.33 feet to a point, a common corner to Block 576, Lot thence;

(6)	Along the same, South 72 degrees 38 minutes 38 seconds East, a distance of 194.98 feet to a point, thence;

(7)	Along the dividing line of Block 576, Lot 1.07 and Block 576, Lot 1.04, South 17 degrees 21 minutes 21 seconds West, a distance of 107.00 feet to a point, a common corner to Block 576, Lot 1.04, thence;

Along the dividing line of Block 576, Lot 1.04 the following thirteen (13) courses:

(8)	South 72 degrees 47 minutes 24 seconds East, a distance of 15.78 feet to a point, thence;

(9)	South 17 degrees 12 minutes 36 seconds West, a distance of 64.11 feet to a point, thence;

(10)	South 17 degrees 35 minutes 12 seconds East, a distance of 14.08 feet to a point, thence;

(11)	South 00 degrees 15 minutes 52 seconds West, a distance of 5.46 feet to a point, thence;

(12)	South 74 degrees 28 minutes 23 seconds East, a distance of 5.52 feet to a point, thence;

(13)	Along a curve to the right having a radius of 70.37 feet, a length of 57.79 feet and whose chord bears South 23 degrees 11 minutes 10 seconds West, a distance of 56.18 feet to a point thence;

(14)	North 48 degrees 36 minutes 12 seconds West, a distance of 5.58 feet to a point, thence;

(15)	Along a curve to the right having a radius of 67.35 feet, a length of 44.99 feet and whose chord bears South 68 degrees 48 minutes 39 seconds West, a distance of 44.15 feet to a point, thence;

(16)	North 82 degrees 42 minutes 20 seconds West, a distance of 28.93 feet to a point, thence;

(17)	South 77 degrees 10 minutes 51 seconds West, a distance of 46.02 feet to a point, thence;

(18)	North 12 degrees 49 minutes 15 seconds West, a distance of 17.90 feet to a point, thence;

(19)	Along a curve to the left having a radius of 74.00 feet, a length of 33.54 feet and whose chord bears South 75 degrees 20 minutes 24 seconds West, a distance of 33.25 feet to a point thence;

(20)	South 62 degrees 21 minutes 22 seconds West, a distance of 127.78 feet to the point and place of BEGINNING.

BEING known and designated as Lot 1.11 in Block 576 as shown on map entitled: “Renaissance Pointe, Block 576, Tax Lots 1.04 & 1.10, City of Atlantic City, Atlantic County, N.J.” prepared by Paulus, Sokolowski & Sartor, LLC, dated July 5, 2005 and last revised on July 21, 2010, filed in the Atlantic County Clerk’s Office on July 28, 2010 as Filed Map #MI2010045171.

Being the same Lot 1.11, Block 576 as shown on a map entitled “ALTA/NSPS Land Title Survey, Block 576, Lots 1.03, 1.05, 1.08, 1.10-1.12 City of Atlantic City, Atlantic County, New Jersey”, prepared by Paulus, Sokolowski and Sartor, LLC, dated July 28, 2016, Project No. 03436-0016.

FOR INFORMATIONAL PURPOSES ONLY: Also known as Block 576, Lot 1.11 on the Tax Map of City of Atlantic City.

BLOCK 576, LOT 1.12

All that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the City of Atlantic. County of Atlantic, State of New Jersey:

BEGINNING at a point in the easterly line of Block 576, Lot 1.10, said point being distant the following course from the northeasterly corner of Block 576, Lot 1.10: South 27 degrees 40 minutes 14 seconds East, a distance of 123.71 feet and running thence:

Along the dividing line of Block 576, Lot 1.04 the following six (6) courses:

1.	Along a curve to the left having a radius of 228.00 feet, a length of 129.40 feet and whose chord bears South 47 degrees 33 minutes 25 seconds East, a distance of 127.67 feet to a point, thence;

2.	South 64 degrees 09 minutes 25 seconds East, a distance of 29.89 feet to a point of curvature, thence;

3.	Along a curve to the right having a radius of 176.00 feet, a length of 53.04 feet and whose chord bears South 55 degrees 09 minutes 59 seconds East, a distance of 52.84 feet to a point of curvature, thence;

4.	Along a curve to the right having a radius of 100.00 feet, a length of 32.88 feet and whose chord bears South 37 degrees 06 minutes 44 seconds East, a distance of 32.73 feet to a point, thence;

5.	South 27 degrees 41 minutes 32 seconds East, a distance of 10.67 feet to a point, thence;

6.	North 62 degrees 18 minutes 28 seconds East, a distance of 17.58 feet to a point, common corner to Block 576, Lot 1.07 thence;

Along the dividing line of Block 576, Lot 1.07 the following two (2) courses:

7.	South 27 degrees 40 minutes 14 seconds East, a distance of 291.57 feet to a point, thence;

8.	South 62 degrees 18 minutes 39 seconds West, a distance of 15.48 feet to a point, thence;

9.	South 62 degrees 18 minutes 39 seconds West, a distance of 136.02 feet to a point common corner to Block 576, Lot 1.0 thence;

Along the dividing line of Block 576, Lot 1.08 the following two (2) courses:

10.	North 27 degrees 45 minutes 23 seconds West, a distance of43.40 feet to a point, thence;

11.	South 62 degrees 26 minutes 59 seconds West, a distance of 26.81 feet to a point common corner to Block 576, Lot 1.0 thence;

12.	Along the dividing line of Block 576, Lot 1.05, North 27 degrees 38 minutes 58 seconds West, a distance of 241.46 feet to a point common corner to Block 576, Lot 1.10, thence;

Along the dividing line of Block 576, Lot 1.10 the following two (2) courses:

13.	North 62 degrees 19 minutes 45 seconds East, a distance of 69.66 feet to a point, thence;

14.	North 27 degrees 39 minutes 07 seconds West, a distance of 240.62 feet to the point and place of BEGINNING.

BEING known and designated as Lot 1.12 in Block 576 as shown on map entitled: “Minor Subdivision Plan, Block 576, Tax Lots 1.04 & 1.11, City of Atlantic City, Atlantic County, NJ.” prepared by Paulus, Sokolowski & Sartor, LLC, dated October 27, 2008 and last revised on December 9, 2009, filed in the Atlantic County Clerk’s Office as Filed Map #MI2008058558.

BEING known and designated as Lot 1.11 in Block 576 as shown on map entitled: “Renaissance Pointe, Block 576, Tax Lots 1.04 & 1.10, City of Atlantic City, Atlantic County, N.J.” prepared by Paulus, Sokolowski & Sartor, LLC, dated July 5, 2005 and last revised on July 21, 2010, filed in the Atlantic County Clerk’s Office on July 28, 2010 as Filed Map #MI2010045171.

Being the same Lot 1.12, Block 576 as shown on a map entitled “ALTA/NSPS Land Title Survey, Block 576, Lots 1.03, 1.05, 1.08, 1.10-1.12 City of Atlantic City, Atlantic County, New Jersey”, prepared by Paulus, Sokolowski and Sartor, LLC, dated July 28, 2016, Project No. 03436-0016.

FOR INFORMATIONAL PURPOSES ONLY: Also known as Block 576, Lot 1.12 on the Tax Map of City of Atlantic City.

APPURTENANT EASEMENTS AND OPTION RIGHTS:

(1) TOGETHER with and subject to Reciprocal Easement Agreement between Marina District Development Company, LLC and Mac Corp. dated December 13, 2000 recorded December 15, 2000 in Book 6848 as Instrument Number 142856 and as modified by certain leases and any amendments thereto disclosed by: Memorandum of Surface Lot Ground Lease and Access Easements dated November 23, 2005 and recorded December 5, 2005 as Instrument No. 2005126098; Memorandum of Expansion Ground Lease, Access and Utility Easement, and Temporary Construction Easement dated November 23, 2005 and recorded December 5, 2005 as Instrument No. 2005126099; Memorandum of Tower Expansion & Additional Structured Parking Ground Lease, Access and Temporary Construction Easements dated November 23, 2005 and recorded December 5, 2005 as Instrument No. 2005126130 and as amended by Landlord’s Agreement and Estoppel Certificate dated August 6, 2010 and recorded August 6, 2010 in Book 13179 as Instrument # 2010047217. (Affects all Parcels)

(2) TOGETHER with Easement Agreement between Marina District Development Company, LLC and MAC Corp., dated April 8, 2002 recorded April 11, 2002 in Book 7185 Instrument Number 2032162 and as amended by Landlord’s Agreement and Estoppel Certificate dated August 6, 2010 and recorded August 6, 2010 in Book 13179 as Instrument # 2010047217. (Affects Lot 1.08)

(3) TOGETHER with rights of Purchase Option as set forth in Memorandum of Lease and Option Agreement recorded 4/11/2002 in the Official Records of Atlantic County, New Jersey in Book No. 7185 as Instrument No. 2032159; and as modified pursuant to that certain Modification of Lease and Option Agreement dated August 20, 2004 and recorded February 27, 2006 in Book 12272 as Instrument No. 2006019029; as further modified by Second Modification of Employee Parking Structure Lease and Option Agreement dated March 23, 2010 as disclosed by Modification of Memorandum of Lease and Option Agreement by and between James R. Zazzali, as Trustee, and Marina District Development Company, LLC, a New Jersey limited liability company, dated August 6, 2010 and recorded August 6, 2010 in Book 13179 as Instrument No. 2010047213; and as amended by Landlord’s Agreement and Estoppel Certificate dated August 6, 2010 and recorded August 5, 2010 in Book 13179 as Instrument #2010047217. (Affects Lot 1.05)

(4) TOGETHER with rights of Purchase Option as set forth in Expansion Ground Lease Agreement dated January 1, 2005, as disclosed by Memorandum of Expansion Ground Lease, Access and Utility Easement, and Temporary Construction Easement dated November 23, 2005, recorded December 5, 2005 in Book 12204 as Instrument No, 2005126099; and as amended by that certain Modification of Expansion Ground Lease, dated as of March 23, 2010, as disclosed by Modification of Memorandum of Expansion Ground Lease, Access and Utility Easement, and Temporary Construction Easement, by and between James R, Zazzali, as Trustee, and Marina District Development Company, LLC, a New Jersey limited liability company, dated August 6, 2010 and recorded August 6,2010 in Book 13179 as Instrument No. 2010047214; and as amended by Landlord’s Agreement and Estoppel Certificate dated August 6, 2010 and recorded August 6, 2010 in Book 13179 as Instrument # 2010047215. (Affects Lot 1.08)

(5) TOGETHER with rights of Purchase Option as set forth in Tower Expansion & Additional Structured Parking Ground Lease Agreement dated January 1, 2005, and disclosed by that certain Memorandum of Tower Expansion & Additional Structured Parking Ground Lease, Access and Temporary Construction Easements dated November 23, 2005 and recorded December 5, 2005 in Book 12205 as Instrument No. 2005126130; and

Re-recorded on January 31, 2006, to add part of description which was omitted when originally recorded, in Book 12254 as Instrument No. 2006010770; and

Re-recorded on March 21, 2006 to substitute the correct legal description for North Tower Lot, in Book 12290 as Instrument No. 2006027207; and

As modified by that certain Modification of Tower Expansion & Additional Structured Parking Ground Lease Agreement dated as of February 20, 2009, and as further modified by that certain Second Modification of Tower Expansion & Additional Structured Parking Ground Lease Agreement, dated March 23, 2010 and disclosed by Modification of Memorandum of Tower Expansion & Additional Structured Parking Ground Lease, Access and Temporary Construction Easement by and between James R, Zazzali, as Trustee, and Marina District Development Company, LLC, a New Jersey limited liability company, dated August 6, 2010 and recorded August 6,2010 in Book 13179 as Instrument No. 2010047216; and

As amended by Landlord’s Agreement and Estoppel Certificate dated August 6, 2010 and recorded August 6, 2010 in Book 13179 as Instrument #2010047217. (Affects Lots 1.10 and 1.11)

(6) TOGETHER with rights of Purchase Option as set forth in that certain Ground Lease Agreement With Respect To Block 576, Lot 1.12, dated as of March 23, 2010 by and between MAC, Corp., as Landlord, and Marina District Development Company, LLC, as Tenant as disclosed by that certain Memorandum of Lease With Respect to Block 576, Lot 1.12, Access Easements, Ring Road Easement And Option to

Purchase by and between James R. Zazzali, as Trustee, and Marina District Development Company, LLC. a New Jersey limited liability company dated August 6, 2010 and recorded August 6, 2010 in Book 13147 as Instrument No. 2010047212; and

As amended by Landlord’s Agreement and Estoppel Certificate dated August 6, 2010 and recorded August 6, 2010 in Book 13179 as Instrument #2010047217 (Affects Lot 1.12)

(7)     TOGETHER with the benefits as contained in the following Riparian Grants:

(a) Deed Book 632 page 117 (affects all premises)

(b) Deed Book 895 page 255 (affects Lot 1.03)

(c) Deed Book 270 page 330 (affects Lot 1.03)

(8) TOGETHER with all right, title and interest as conveyed in Tidelands Grant between the State of New Jersey, The Tidelands Resource Council in the Department of Environmental Protection and Mac, Corp. and Marina Associates recorded 10/25/2004 in Instrument No. 2004105348. (Affects Lots 1.05, 1.08, 1.10, 1.11 and 1.12)

(9) INGRESS, EGRESS AND ACCESS EASEMENTS

TOGETHER with the following described Ingress, Egress, Access and Utility Easements Areas as show on map entitled; “Renaissance Pointe, Block 576, Tax Lots 1.04 & 1.10, City of Atlantic City, Atlantic County, N.J.” prepared, by Paulus, Sokolowski & Sartor, LLC, dated July 5, 2005 and last revised on July 21, 2010, filed in the Atlantic County Clerk’s Office on July 28, 2010 as Filed Map #M12010045171.

The following descriptions of appurtenant easement areas are in accordance with a survey entitled “ ALTA/NSPS Land Title Survey, Block 576, Lots 1.03, 1.05, 1.08, 1.10-1.12 City of Atlantic City, Atlantic County, New Jersey”, prepared by Paulus, Sokolowski and Sartor, LLC, dated July 28, 2016.

(a) Landlord Access and Utility Easement Block 576, Portion of Lot 1.05

BEGINNING at a point, said point being common corner to Block 576, Lot 1.05 and Block 576, Lot 1.10 with the northeasterly right-of-way line of a Service Road and running thence:

(1)	North 62 degrees 19 minutes 45 seconds East, a distance of 282.07 feet to a point, common corner to Block 576, Lot 1.12, thence;

(2)	South 27 degrees 38 minutes 58 seconds East, a distance of 11.85 feet to a point, thence;

(3)	South 62 degrees 18 minutes 28 seconds West, a distance of 283.00 feet to a point in the said line of the Service Road, thence;

(4)	Along a curve to the left having a radius of 400.00 feet, a length of 1.99 feet and whose chord bears North 23 degrees 05 minutes 00 seconds West, a distance of 1.99 feet to a point, thence;

(5)	North 23 degrees 13 minutes 42 seconds West, a distance of 10.00 feet to the point and place of BEGINNING.

(b) Landlord Access and Utility Easement Block 576, Portion of Lot 1.10

BEGINNING at a point, said point being located North 23 degrees 13 minutes 34 seconds West, a distance of 25.12 feet from the intersection of the corner of Block 576, Lot 1.05 and Block 576, Lot 1.10 with the northeasterly right-of-way line of a Service Road and running thence;

(1)	North 62 degrees 18 minutes 28 seconds East, a distance of 349.79 feet to a point, common corner to Block 576, Lot 1.12, thence:

(2)	South 27 degrees 39 minutes 07 seconds East, a distance of 25.17 feet to a point, thence;

(3)	South 62 degrees 19 minutes 45 seconds West, a distance of 351.73 feet to a point in the said line of the Service Road, thence;

(4)	North 23 degrees 13 minutes 34 seconds West, a distance of 25.12 feet the point and place of BEGINNING.

(c) Landlord Access and Utility Easement Block 576, Portion of Lot 1.12

BEGINNING at a point, said point being located North 62 degrees 19 minutes 45 seconds East, a distance of 282.07 feet from the intersection of the common corner of Block 576, Lot 1.05 and Block 576, Lot 1.10 with the northeasterly right-of-way line of a Service Road;

(1)	North 62 degrees 19 minutes 45 seconds East, a distance of 69.66 feet to a point, thence;

(2)	North 27 degrees 39 minutes 07 seconds West, a distance of 25.17 feet to a point, thence;

(3)	North 62 degrees 18 minutes 28 seconds East, a distance of 90.73 feet to a point of curvature, in the dividing line of Block 576, Lot 1.04, thence;

Along the dividing line of Block 576, Lot 1.04 the following three (3) courses:

(4)	Along a curve to the right having a radius of 100.00 feet, a length of 7.85 feet and whose chord bears South 29 degrees 56 minutes 23 seconds East, a distance of 7.84 feet to a point, thence;

(5)	South 27 degrees 41 minutes 32 seconds East, a distance of 10.67 feet to a point, thence;

(6)	North 62 degrees 18 minutes 28 seconds East, a distance of 17.58 feet to a point, common corner to Block 576, Lot 1.07, thence;

(7)	Along the dividing line of Block 576, Lot 1.07, South 27 degrees 40 minutes 14 seconds East, a distance of 291.57 feet to a point, thence;

(8)	South 62 degrees 17 minutes 40 seconds West, a distance of 4.13 feet to a point, thence;

(9)	North 27 degrees 44 minutes 54 seconds West, a distance of 258.09 feet to a point of curvature, thence;

(10)	Along a curve to the left having a radius of 15,00 feet, an arc length of 23.53 feet with a chord bearing North 72 degrees 40 minutes 50 seconds West, a distance of 21.19 feet to a point, thence;

(11)	South 62 degrees 18 minutes 28 seconds West, a distance of 158.83 feet to a point, in the dividing line of Block 576, Lot 1.05, thence;

(12)	North 27 degrees 38 minutes 58 seconds West, a distance of 11.85 feet to the point and place of BEGINNING.

(d) Access Easement Block 576, Portion of Lot 1.04

BEGINNING at a point, said point being located South 70 degrees 54 minutes 21 seconds East a distance of 1.35 feet from the northwesterly corner of Block 576, Lot 1.03 and running; thence

(1)	Along the proposed Service Road, on a curve to the left having a radius of 539.00 feet, a length of 45.77 feet and whose chord bears North 08 degrees 33-minutes 07 seconds East a distance of 45.76 feet to a point; thence

(2)	Along the proposed common line between Block 576, Lots 1,04 & 1.05, South 70 degrees 54 minutes 21 seconds East a distance of 102.59 feet to a point; thence

(3)	Across Block 576, Lot 1.04, South 19 degrees.07 minutes 33 seconds West a distance of 44.99 feet to a point; thence

(4)	Along a common line between Block 576, Lots 1.04, 1.03 and 1,08, North 70 degrees 54 minutes 21 seconds West a distance of 94.19 feet to the point and place of BEGINNING.

(e) Access Easements Lots 1.05 & 1.12 Block 576 (DB12204-2005126098)

BEGINNING at a point, said point being the northwesterly corner of Lot 1.05, Block 576 (revised) as shown on map entitled: “Minor Subdivision, Renaissance Point, Block 576, Tax Lots 1.04, 1.05 & 1.07, City of Atlantic City, Atlantic County, New Jersey” prepared by Paulus, Sokolowski and Sartor, LLC, dated October 16, 2004 and last revised on November 11, 2004 and running thence:

(1)	Through a portion of Lot 1.04, Block 576 following four courses, North 23 degrees 13 minutes 34 seconds West a distance of 25.58 feet to a point, thence

(2)	North 62 degrees 19 minutes 45 seconds East a distance of 364.34 feet to a point of curvature, thence

(3)	Along a curve to the right, having a radius of 34.00 feet, an arc length of 27.75, and whose chord bears North 85 degrees 42 minutes 42 seconds East a chord distance of 26.99 feet to a point of tangency, thence

(4)	South 70 degrees 54 minutes 22 seconds East a distance of 47.56 feet to a point in the line of Lot 1.07 Block 576 as shown on aforesaid subdivision map, thence

(5)	Along said lot line South 19 degrees 05 minutes 38 seconds West a distance of 25.00 feet to a point, thence

(6)	Through a portion of Lot 1.04, Block 576, North 70 degrees 54 minutes 22 seconds West a distance of 16.31 feet to a point of curvature, thence

(9)	Along a curve to the left, having a radius of 40.00 feet, an arc length of 32.65, and whose chord bears South 85 degrees 42 minutes 42 seconds West a chord distance of 31.75 feet to a point of tangency, thence

(10)	Still through a portion of Lot 1.04, Block 576 and beyond through a portion of Lot 1.05, Block 576, South 62’ degrees 19 minutes 45 seconds West a distance of 366.11 feet to the point on curve in the westerly line of Lot 1.05, Block 576, thence

(11)	Along a curve to the left, having a radius of 400.00 feet, an arc length of 2.53, and whose chord bears North 23 degrees 02 minutes 40 seconds West a chord distance of 2.53 feet to a point of intersection with a non-tangential line, thence

(12)	Still along said westerly line North 23 degrees 13 minutes 43 seconds West a distance of 10.00 feet to the point and place of BEGINNING;

BEING the same parcel as show on a map entitled in-part Borgata Surface Parking Lot revised with North Expansion and North Tower, Portion of Block 576, Lot 1.07, City of Atlantic City, Atlantic County, New Jersey’” as prepared by Paulus, Sokolowski and Sartor, LLC, dated 10-19-04 last revised on 4-21-05 and labeled as sheet 5 of 6;

(f) ACCESS AND UTILITY EASEMENT PORTION OF LOT 1.05 & 1.04 BLOCK 576 (DB 122042-005126099)

BEGINNING at a point, said point being the northerly corner of Lot 1.03, Block 576 and running thence:

(1)	Through a portion of Lot. 1.04, Block 576 North 10 degrees 16 minutes 21 seconds East a distance of 45.53 feet to a point in the westerly line of Lot 1.05, Block 576 thence;

(2)	Northeasterly along said westerly line on a curve bearing to the left having a radius of 539.00 feet, a length of 50.45 feet, having central angle of 05 degrees 21 minutes 47 seconds and whose chord bears North 03 degrees 26 minutes 15 seconds East a distance of 50.43 feet to a point of compound curve, thence;

(3)	Northwesterly on a curve bearing to the left having a radius of 400.00 feet, a length of 108.43 feet, having central angle of 15 degrees 31 minutes 54 seconds and whose chord bears North 07 degrees 00 minutes 33 seconds West a distance of 108.10 feet to a point on curve, thence;

(4)	Through a portion of Lot 1.05 North 62 degrees 17 minutes 02 seconds East a distance of 48.81 feet to a point, thence;

(5)	Still through a portion of Lot 1.05 South 27 degrees 42 minutes 58 seconds East a distance of 183.49 feet to a point in the northerly line of proposed Lot 1.08, Block 576, thence:

(6)	Along said line South 62 degrees 21 minutes 21 seconds West a distance of 38.22 feet to a point, thence;

(7)	South 27 degrees 38 minutes 39 seconds East a distance of 12.24 fed to a point, thence;

(8)	Along the same and beyond along a common line between Lots 1.08 and 1.04, Block 576, South 62 degrees 21 minutes 21 seconds West a distance of 43.30 feet to a point, thence;

(9)	Along a common line between Lots 1 .08 and 1.04, Block 576 South 19 degrees 05 minutes 38 seconds West a distance of 41.25 feet to a point in the northerly line of Lot 1.03, Block 576, thence;

(13)	Along a common line between Lots 1.04 and 1.03, Block 576 North 70 degrees 54 minutes 21 seconds West a distance of 43.15 feet to a point and place of BEGINNING.

(g) INGRESS EASEMENT FOR NORTH TOWER LOT OVER A PORTION OF BLOCK 576, LOT 1.04 (DB12205-2005126130)

BEGINNING at a point, said point being the southwest corner of said easement at its intersection with the northerly sideline of Huron Avenue, said point being distant 47.33 feet from the southeasterly intersection of egress easement for North Tower Lot with northerly right of way of Huron Avenue and running thence:

(1)	North 15 degrees 33 minutes 49 seconds East a distance of 112.04 feet to the beginning of a non-tangential curve, thence

(2)	Along a curve to the left, having a radius of 124.26 feet, an arc length of 63.01, and whose chord bears North 04 degrees 25 minutes 53 seconds East a chord distance of 62.33 feet to a point of intersection with a non-tangential line, thence

(3)	North 00 degrees 13 minutes 48 seconds East a distance of 106.35 feet to a point, thence

(4)	North 22 degrees 01 minutes 30 seconds West a distance of 68.87 feet to the beginning of a non-tangential curve, thence

(5)	Along a curve to the right, having a radius of 191.00 feet, an arc length of 39.29, and whose chord bears North 12 degrees 52 minutes 18 seconds West a chord distance of 39.22 feet to a point of intersection with a non- tangential line, thence

(6)	North 18 degrees 24 minutes 13 seconds West a distance of 124.54 feet to a point of curvature, thence

(7)	Along a curve to the left, having a radius of 175.00 feet, an arc length of 67.35, and whose chord bears North 29 degrees 25 minutes 41 seconds West a chord distance of 66.93 feet to the beginning of a non-tangential curve, thence

(8)	Along a curve to the left, having a radius of 74.00 feet, an arc length of 41.75, and whose chord bears North 56 degrees 36 minutes 55 seconds West a chord distance of 41.20 feet to a point of intersection with a non-tangential line, thence

(9)	North 72 degrees 46 minutes 40 seconds West a distance of 44.07 feet to a point, thence

(10)	North 17 degrees 21 minutes 21 seconds East a distance of 57.00 feet to a point, thence

(11)	South 72 degrees 46 minutes 40 seconds East a distance of 8.09 feet to the beginning of a non-tangential curve, thence

(12)	Along a curve to the right, having a radius of 76.00 feet, an arc length of 46.86, and whose chord bears South 55 degrees 06 minutes 46 seconds East a chord distance of 46.12 feet to a point of intersection with a non-tangential line, thence

(13)	South 37 degrees 26 minutes 52 seconds East a distance of 66.35 feet to the beginning of a non-tangential curve, thence

(14)	Along a curve to the right, having a radius of 201.00 feet, an arc length of 66.81, and whose chord bears South 27 degrees 55 minutes 32 seconds East a chord distance of 66.50 feet to a point of intersection with a non-tangential line, thence

(15)	South 18 degrees 24 minutes 13 seconds East a distance of 52.12 feet to a point of curvature, thence

(16)	Along a curve to the left, having a radius of 2.00 feet, an arc length of 5.07, and whose chord bears North 88 degrees 54 minutes 23 seconds East a chord distance of 3.82 feet to a point of intersection with anon-tangential line, thence

(17)	South 73 degrees 42 minutes 07 seconds East a distance of 32,66 feet to the beginning of a non-tangential curve, thence

(18)	Along a curve to the left, having a radius of 159.00 feet, an arc length of 101.92, and whose chord bears South 02 degrees 03 minutes 53 seconds East a chord distance of 100.18 feet to a point of intersection with a non-tangential line, thence

(19)	South 20 degrees 25 minutes 40 seconds East a distance of 90.51 feet to the beginning of a non-tangential curve, thence

(20)	Along a curve to the right, having a radius of 207.76 feet, an arc length of 132.61, and whose chord bears South 02 degrees 25 minutes 56 seconds East a chord distance of 130.38 feet to a point of intersection with a non-tangential line, thence

(21)	South 15 degrees 33 minutes 49 seconds West a distance of 88.21 feet to the beginning of a non-tangential curve, thence

(22)	Along a curve to the right, having a radius of 1990.00 feet an arc length of 71.64, and whose chord bears South 49 degrees 53 minutes 04 seconds West a chord distance of 71.64 feet to the point and place of BEGINNING.

(h) EGRESS EASEMENT FOR NORTH TOWER LOT OVER A PORTION OF BLOCK 576, LOT 1.04 (DB7551-3099485)

BEGINNING at a point, said point being the southwest corner of said easement at its intersection with the northerly sideline of Huron Avenue, said point being distant 28.82 feet from the angle point in the northerly sideline of Huron Avenue and running thence;

(1)	Along a curve to the left, having a radius of 643.05 feet, an arc length of 120.37; and whose chord bears North 19 degrees 14 minutes 21 seconds East a chord distance of 120.19 feet to the beginning of a non-tangential curve, thence

(2)	Along a carve to the left, having a radius of 228.90 feet, an arc length of 42.80, and whose chord bears North 08 degrees 58 minutes 10 seconds East a chord distance of 42.74 feet to the beginning of a non-tangential curve, thence

(3)	Along a curve to the left, having a radius of 215.10 feel an arc length of 90.64, and whose chord bears North 08 degrees 27 minutes 35 seconds West a chord distance of 89.97 feet to a point of intersection with a non-tangential line, thence

(4)	North 20 degrees 25 minutes 40 seconds West a distance of 275.68 feet to a point, thence

(5)	North 14 degrees 26 minutes 53 seconds West a distance of 58.38 feet to a point of curvature, thence

(6)	Along a curve to the left, having a radius of 49.00 feet, an arc length of 22.57 and whose chord bears North 27 degrees 38 minutes 38 seconds West a chord distance of 22.37 feet to a point of intersection with a non-tangential line, thence

(7)	North 17 degrees 21 minutes 21 seconds East a distance of 33.02 feet to the beginning of a non-tangential curve, thence

(8)	Along a curve to the tight, having a radius of 79.00 feet, an arc length of 5.41, and whose chord bears South 51 degrees 36 minutes 07 seconds East a chord distance of 5.41 feet to the beginning of a non-tangential curve, thence

(9)	Along a curve to the left, having a radius of 2.00 feet, an arc length of 4.54, and whose chord bears North 65 degrees 18 minutes 14 seconds East a chord distance of 3.63 feet to the beginning of a non-tangential curve, thence

(10)	Along a curve to the right, having a radius of 41.00 feet, an arc length of 39.38, and whose chord bears North 27 degrees 45 minutes 49 seconds East a chord distance of 37.88 feet to the beginning of a non-tangential curve, thence

(11)	Along a curve to the left, having a radius of 2.00 feet, an arc length of 4.47, and whose chord bears North 08 degrees 44 minutes 57 seconds West a chord distance of 3.60 feet to a point of intersection with a non-tangential line, thence

(12)	South 72 degrees 46 minutes 40 seconds East a distance of 31.07 feet to the beginning of a non-tangential curve, thence

(13)	Along a curve to the right, having a radius of 74.00 feet, an arc length of 7.50 feet, and whose chord bears South 69 degrees 52 minutes 24 seconds East a chord distance of 7.50 feet to the beginning of a non-tangential curve, thence

(14)	Along a curve to the left, having a radius of 19.00 feet, an arc length of 15.80, and whose chord bears South 89 degrees 12 minutes 47 seconds West a chord distance of 15.35 feet to the beginning of a non-tangential curve, thence

(15)	Along a curve to the left, having a radius of 4.00 feet, an arc length of 5.22, and whose chord bears South 61 degrees 59 minutes 51 seconds West a chord distance of 5.22 feet to the beginning of a non-tangential curve, thence

(16)	Along a curve to the left, having a radius of 39.00 feet, an arc length of 51.77 feet, and whose chord bears South 20 degrees 34 minutes 06 seconds West a chord distance of 48.06 feet to a point of intersection with a non-tangential line, thence

(17)	South 14 degrees 26 minutes 53 seconds East a distance of 77.11 feet to a point, thence

(18)	South 20 degrees 25 minutes 40 seconds East a distance of 274.11 feet to the beginning of a non-tangential curve, thence

(19)	Along a curve to the right, having a radius of 249.00 feet, an arc length of 90.56 feet, and whose chord bears South 10 degrees 00 minutes 32 seconds East a chord distance of 90.06 feet to the beginning of a non-tangential curve, thence

(20)	Along a curve to the right, having a radius of 185.55 feet, an arc length of 68.83 feet, and whose chord bears South 11 degrees 02 minutes 13 seconds West a chord distance of 68.44 feet to a point of intersection with a non-tangential line, thence

(21)	South 15 degrees 14 minutes 19 seconds West a distance of 71.93 feet to the beginning of a non-tangential curve, thence

(22)	Along a curve to the right, having a radius of 1990.00 feet, an arc length of 25.78 feet, and whose chord bears South 52 degrees 38 minutes 59 seconds West a chord distance of 25.78 feet to a point of intersection with a non-tangential line, thence

(23)	South 59 degrees 35 minutes 35 seconds West a distance of 28.17 feet to the point and place of BEGINNING.

(i) Easement for Encroachment No. 1 Portion of Lot 1.07, Block 576

BEGINNING at a point, said point being distant of 93.98 feet on a bearing of South 27º40’14” East from the terminus of the 6th course of the previously described Lot 1.12 in Block 576 as shown on a map entitled “ALTA/NSPS Land Title Survey, Block 576, Lots 1.03, 1.05, 1.08, 1.10 and 1.12, City of Atlantic City, Atlantic County, New Jersey,” prepared by Paulus, Kokolowski and Sartor LLC, dated July 20, 2016 and running thence.

1.	Leaving the easterly line of Lot 1.12 in Block 576, North 62º21’20” East, a distance of 8.00 feet to a point, thence;

2.	South 27º40’14” East, a distance of 103.60 feet to a point, thence;

3.	South 62º21’20” West, a distance of 8.00 feet to a point in the easterly line of Lot 1.12 in Block 576, thence;

4.	Along the same, North 27º40’14” West, a distance of 103.60 feet to the POINT OF BEGINNING.

(j) Easement for Encroachment No. 2 Portion of Lot 1.07, Block 576

BEGINNING at a point, said point being distant of 240.56 feet on a bearing of South 27º40’14” East from the terminus of the 6th course of the previously described Lot 1.12 Block 576 as shown on a map entitled “ ALTA/NSPS Land Title Survey, Block 576, Lots 1.03, 1.05, 1.08, 1.10-1.12 City of Atlantic City,

Atlantic County, New Jersey”, prepared by Paulus, Sokolowski and Sartor, LLC, dated July 28, 2016 and running thence.

1.	Leaving the easterly line of Lot 1.12 in Block 576, North 62º19’46” East, a distance of 10.80 feet to a point, thence;

2.	South 27º40’14” East, a distance of 10.42 feet to a point, thence;

3.	South 62º19’46” West, a distance of 5.88 feet to a point, thence;

4.	South 27º40’14” East, a distance of 38.46 feet to a point, thence;

5.	South 62º19’46” West, a distance of 4.92 feet to a point in the easterly line of Lot 1.12 in Block 576, thence;

6.	Along the same, North 27º40’” West, a distance of 48.88 feet to the POINT AND PLACE OF BEGINNING.

(k) Encroachment Easement No. 3 Portion of Lot 1.07, Block 576

BEGINNING at a point, said point being distant of 99.72 feet on a bearing of South 27º38’39” East from the terminus of the 14th course of the previously described Lot 1.08 in Block 576 as shown on a map entitled “ALTA/NSPS Land Title Survey, Block 576, Lots 1.03, 1.05, 1.08, 1.10-1.12 City of Atlantic City, Atlantic County, New Jersey”, prepared by Paulus, Sokolowski and Sartor, LLC, dated July 28, 2016 and running thence.

1.	Leaving the easterly line of Lot 1.08 in Block 576, North 62º21’21” East, a distance of 4.00 feet to a point, thence;

2.	South 27º38’39” East, a distance of 3.85 feet to a point, thence;

3.	North 62º21’21” East, a distance of 2.75 feet to a point, thence;

4.	South 27º38’39” East, a distance of 30.25 feet to a point, thence;

5.	South 62º21’21” West, a distance of 2.75 feet to a point, thence;

6.	South 27º38’39” East, a distance of 3.85 feet to a point, thence;

7.	South 62º21’21” West, a distance of 4.00 feet to a point on the easterly line of Lot 1.08 in Block 576, thence;

8.	North 27º38’39” West, a distance of 37.95 feet to the POINT OF BEGINNING.

FOR INFORMATION ONLY:

Being known as Lot 1.03 (Fee), 1.05, 1.08, 1.10,1.11 & 1.12 (Leasehold) in Block 576 on the Official Tax Map of the City of Atlantic in the County of Atlantic and State of New Jersey.

SCHEDULE 1 (PART II)

DESCRIPTION OF GROUND LEASES

Lot 1.05: The Lease and Option Agreement dated January 16, 2002 between MAC Corp., as landlord, and Marina District Development Company, LLC, as tenant, as modified by that certain Modification of Lease and Option Agreement dated as of August 20, 2004 between MAC Corp., as landlord, and Marina District Development Company, LLC, as tenant, as further modified by that certain Second Modification of Employee Parking Structure Lease and Option Agreement dated as of March 23, 2010 between MAC Corp., as landlord, and Marina District Development Company, LLC, as tenant, as assigned by that certain Assignment and Assumption of Employee Parking Structure Lease and Option Agreement dated as of March 24, 2010 between MAC Corp., as assignor and James R. Zazzali as trustee pursuant to that certain Trust Agreement dated March 24, 2010, among MGM MIRAGE, the Division of Gaming Enforcement, and James R. Zazzali, as assignee, as further modified by that certain Landlord’s Agreement and Estoppel Certificate dated August 6, 2010 and recorded August 6, 2010 in Volume 13179 as Instrument # 2010047217, and as further assigned by that certain Assignment and Assumption of Leases dated November 4, 2010 between James R. Zazzali as trustee pursuant to that certain Trust Agreement dated March 24, 2010, among MGM MIRAGE, the Division of Gaming Enforcement, and James R. Zazzali, as grantor, and New Jersey GL LLC, as grantee. A Memorandum of Lease and Option Agreement was recorded in the Office of the Clerk of Atlantic County, New Jersey (“Official Records”) on April 11, 2002 in Volume 7185 as Instrument No. 2032159, and modified by that certain Memorandum of Modification of Lease and Option Agreement recorded August 20, 2004 in Volume 12272 as Instrument No. 2006019029, and further modified by that certain Modification of Memorandum of Lease and Option Agreement recorded on August 06, 2010 in Volume 13179 as Instrument No. 2010047213 of Official Records.

Lot 1.08: The Expansion Ground Lease Agreement dated as of January 01, 2005 between MAC Corp., as landlord, and Marina District Development Company, LLC, as tenant, as modified by that certain Modification of Expansion Ground Lease dated as of March 23, 2010 between MAC Corp., as landlord, and Marina District Development Company, LLC, as tenant, as assigned by that certain Assignment and Assumption of Expansion Ground Lease dated as of March 24, 2010 between MAC Corp., as assignor and James R. Zazzali, as trustee pursuant to that certain Trust Agreement dated March 24, 2010, among MGM MIRAGE, the Division of Gaming Enforcement, and James R. Zazzali, as assignee, as further modified by that certain Landlord’s Agreement and Estoppel Certificate dated August 6, 2010 and recorded August 6, 2010 in Volume 13179 as Instrument # 2010047217, and as further assigned by that certain Assignment and Assumption of Leases dated November 4, 2010 between James R. Zazzali as trustee pursuant to that certain Trust Agreement dated March 24, 2010, among MGM MIRAGE, the Division of Gaming Enforcement, and James R. Zazzali, as grantor, and New Jersey GL LLC, as grantee. A Memorandum of Expansion Ground Lease, Access and Utility Easement, and Temporary Construction Easement was recorded in the Official Records on December 05, 2005 in Volume 12204 as Instrument No. 2005126099, and modified by that certain Modification of Memorandum of Expansion Ground Lease, Access and Utility Easement, and Temporary Construction Easement recorded August 06, 2010 in Volume 13179 as Instrument No. 2010047215 of Official Records.

Lots 1.10 and 1.11: The Tower Expansion & Additional Structured Parking Ground Lease dated January 1, 2005 between MAC Corp., as landlord, and Marina District Development Company, LLC, as tenant, as modified by that certain Modification of Tower Expansion & Additional Structured Parking Ground Lease Agreement dated as of February 20, 2009 between MAC Corp., as landlord, and Marina District Development Company, LLC, as tenant, as further modified by that certain Second Modification of Tower Expansion & Additional Structured Parking Ground Lease Agreement dated as of March 23, 2010 between MAC Corp., as landlord, and Marina District Development Company, LLC, as tenant, as assigned by that certain Assignment and Assumption of Additional Structured Parking Lot/Tower Expansion Parcel Ground Lease dated as of March 24, 2010 between MAC Corp., as assignor and James R. Zazzali as trustee pursuant to that certain Trust Agreement dated March 24, 2010, among MGM MIRAGE, the Division of Gaming Enforcement, and James R. Zazzali, as assignee, as further modified by that certain Landlord’s Agreement and Estoppel Certificate dated August 6, 2010 and recorded August 6, 2010 in Volume 13179 as Instrument # 2010047217, and as further assigned by that certain Assignment and Assumption of Leases dated November 4, 2010 between James R. Zazzali as trustee pursuant to that certain Trust Agreement dated March 24, 2010, among MGM MIRAGE, the Division of Gaming Enforcement, and James R. Zazzali, as grantor, and New Jersey GL LLC, as grantee. A Memorandum of Tower Expansion & Additional Structured Parking Ground Lease, Access and Temporary Construction Easements was recorded in the Official Records on December 5, 2005 in Volume 12205 as Instrument No. 2005126130, and modified by that certain Modification of Memorandum of Tower Expansion & Additional Structured Parking Ground Lease, Access and Temporary Construction Easements recorded August 06, 2010 in Volume 13179 as Instrument No. 2010047216 of Official Records.

Lot 1.12: The Ground Lease Agreement With Respect to Block 576, Lot 1.12 dated March 23, 2010 between MAC Corp., as landlord, and Marina District Development Company, LLC, as tenant, as assigned by that certain Assignment and Assumption of Ground Lease dated as of March 24, 2010 between MAC Corp., as assignor and James R. Zazzali as trustee pursuant to that certain Trust Agreement dated March 24, 2010, among MGM MIRAGE, the Division of Gaming Enforcement, and James R. Zazzali, as assignee, as modified by that certain Landlord’s Agreement and Estoppel Certificate dated August 6, 2010 and recorded August 6, 2010 in Volume 13179 as Instrument # 2010047217, and as further assigned by that certain Assignment and Assumption of Leases dated November 4, 2010 between James R. Zazzali as trustee pursuant to that certain Trust Agreement dated March 24, 2010, among MGM MIRAGE, the Division of Gaming Enforcement, and James R. Zazzali, as grantor, and New Jersey GL LLC, as grantee. A Memorandum of Lease With Respect to Block 576, Lot 1.12, Access Easements, Ring Road Easement and Option to Purchase was recorded in the office of the Clerk of Atlantic County, New Jersey on August 06, 2010 in Volume 13179 as Instrument No. 2010047212.

SCHEDULE 2 (PART I)

LEGAL DESCRIPTION OF NATIONAL HARBOR

All that certain lot or parcel of land together with all improvements thereon located and being in the County of Prince George’s, Maryland and being more particularly described as follows:

Parcel Four - A, containing 1,004,646 square feet or 23.0635 acres, more or less, as shown on dedication plat prepared by SOLTESZ, entitled “Plat Two, Parcel Four - A, National Harbor - Beltway Parcel, Oxon Hill (12th) Election District, Prince George’s County, Maryland”, dated November, 2015 and recorded November 20, 2015 among the land records of Prince George’s County, Maryland in Plat Book SJH 243 at Plat No. 61.

SCHEDULE 2 (PART II)

DESCRIPTION OF GROUND LEASE FOR NATIONAL HARBOR

Leasehold estate as created by that certain Hotel and Casino Ground Lease dated April 26, 2013, between National Harbor Beltway, L.C., a Virginia limited liability company, as Landlord, and MGM National Harbor, LLC, as Tenant, as amended by that certain First Amendment to Hotel and Casino Ground Lease, dated July 23, 2014. The Landlord’s interest under the aforesaid Ground Lease was assigned from National Harbor Beltway, L.C. to and assumed by National Harbor Grand LLC, a Maryland limited liability company, by Assignment and Assumption of Ground Lease, dated December 19, 2014. The Ground Lease was further amended by that certain Second Amendment to Hotel and Casino Ground Lease dated as of November 24, 2015 and that certain Third Amendment to Hotel and Casino Ground Lease dated as of August 21, 2017, all as evidenced by that certain Memorandum of Ground Lease by and between National Harbor Grand LLC, a Maryland limited liability company, as Landlord, and MGM National Harbor, LLC, a Nevada limited liability company, as Tenant, is dated as of December 23, 2015 and was recorded January 4, 2016 in Liber 37736 at folio 86, among the Land Records of Prince George’s County, Maryland.

SCHEDULE 3

GAMING LICENSES

Video Lottery Operation License issued by the Maryland Lottery and Gaming Control Commission to MGM National Harbor, LLC on December 7, 2016.

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